                                                                     EXHIBIT 2.1

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

---------------------------------------x
                                         :
In re                                    :    Chapter 11 Case Nos.
                                         :
LORAL SPACE                              :    LEAD CASE 03-41710 (RDD)
  & COMMUNICATIONS LTD., et al.,         :    03-41709 (RDD) through
                                         :    03-41728 (RDD)
                  Debtors.               :    (Jointly Administered)
                                         :
---------------------------------------x

                      DEBTORS' FIRST AMENDED JOINT PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Attorneys for Debtors
 as Debtors and Debtors in Possession

        Dated: October 22, 2004

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
SECTION 1.  DEFINITIONS AND INTERPRETATION...................................................   1
   A. Definitions............................................................................   1
      1.1.   Additional New FSS Notes........................................................   1
      1.2.   Additional New FSS Notes Pro Rata Share.........................................   1
      1.3.   Administrative Expense Claim....................................................   1
      1.4.   Agent ..........................................................................   2
      1.5.   Allowed ........................................................................   2
      1.6.   Backstop Purchaser..............................................................   2
      1.7.   Ballots.........................................................................   2
      1.8.   Bankruptcy Code ................................................................   2
      1.9.   Bankruptcy Court ...............................................................   2
      1.10.  Bankruptcy Rules ...............................................................   2
      1.11.  Bermuda Account.................................................................   3
      1.12.  Bermuda Contingency Fund........................................................   3
      1.13.  Bermuda Liquidation Fund........................................................   3
      1.14.  Bermudian Debtors...............................................................   3
      1.15.  Business Day ...................................................................   3
      1.16.  Cash ...........................................................................   3
      1.17.  Cash Subscriber ................................................................   3
      1.18.  Cash Subscriber Pro Rata Share .................................................   3
      1.19.  Charging Lien ..................................................................   3
      1.20.  Claim ..........................................................................   3
      1.21.  Class ..........................................................................   3
      1.22.  Class 4 Pro Rata Share .........................................................   3
      1.23.  Class 5 New Loral Common Stock .................................................   3
      1.24.  Class 5 Combined Pro Rata Share ................................................   4
      1.25.  Class 5A Combined Pro Rata Share ...............................................   4
      1.26.  Class 5A Pro Rata Share ........................................................   4
      1.27.  Collateral .....................................................................   4
      1.28.  Commencement Date ..............................................................   4
      1.29.  Confirmation Date...............................................................   4

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                 PAGE
                                                                                                 ----
  1.30.  Confirmation Hearing .................................................................    4
  1.31.  Confirmation Order ...................................................................    4
  1.32.  Consolidated Debtors .................................................................    4
  1.33.  Consolidated Orion....................................................................    4
  1.34.  Contingent Claim .....................................................................    4
  1.35.  Creditors' Committee .................................................................    4
  1.36.  Debtor Intercompany Claim ............................................................    5
  1.37.  Debtors ..............................................................................    5
  1.38.  Debtors in Possession ................................................................    5
  1.39.  Disallowed Claim .....................................................................    5
  1.40.  Disbursing Agent .....................................................................    5
  1.41.  Discharge Date .......................................................................    5
  1.42.  Disclosure Statement .................................................................    5
  1.43.  Disputed Claim .......................................................................    5
  1.44.  Disputed Claim Amount ................................................................    5
  1.45.  Disputed Claims Reserve ..............................................................    5
  1.46.  Disputed Rights Offering List ........................................................    5
  1.47.  Distribution Date ....................................................................    5
  1.48.  Distribution Record Date .............................................................    5
  1.49.  Effective Date .......................................................................    6
  1.50.  Election Form ........................................................................    6
  1.51.  Equity Interests .....................................................................    6
  1.52.  Estimated Amount .....................................................................    6
  1.53.  Fee Protocol .........................................................................    6
  1.54.  Final Distribution Date ..............................................................    6
  1.55.  Final Order ..........................................................................    6
  1.56.  HSBC Bank ............................................................................    7
  1.57.  Indenture(s) .........................................................................    7
  1.58.  Indenture Trustee(s) .................................................................    7
  1.59.  Indenture Trustee Fees ...............................................................    7
  1.60.  Independent Fee Assessor..............................................................    7

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                  PAGE
                                                                                                  ----
  1.61.  Independent Fee Assessor Fee and Expense Claims.......................................    7
  1.62.  Initial Distribution Date ............................................................    7
  1.63.  J.P. Morgan...........................................................................    7
  1.64.  JPLs .................................................................................    7
  1.65.  JPL Fee and Expense Claims ...........................................................    7
  1.66.  JPL Fee and Expense Claim Reserve ....................................................    7
  1.67.  Licensing Ltd. .......................................................................    8
  1.68.  Lien .................................................................................    8
  1.69.  Loral Corp. ..........................................................................    8
  1.70.  Loral Disputed Claims Reserve ........................................................    8
  1.71.  Loral General Unsecured Claim ........................................................    8
  1.72.  Ltd. .................................................................................    8
  1.73.  Ltd. General Unsecured Claim .........................................................    8
  1.74.  Ltd. Guaranty Claims .................................................................    8
  1.75.  Ltd. Note Claims .....................................................................    8
  1.76.  Ltd. Notes ...........................................................................    8
  1.77.  Ltd. Preferred Stock Interest ........................................................    8
  1.78.  Net Available Shares .................................................................    8
  1.79.  New FSS ..............................................................................    8
  1.80.  New FSS Notes ........................................................................    9
  1.81.  New FSS Notes Indenture ..............................................................    9
  1.82.  New Loral ............................................................................    9
  1.83.  New Loral Board ......................................................................    9
  1.84.  New Loral Bylaws .....................................................................    9
  1.85.  New Loral Certificate of Incorporation ...............................................    9
  1.86.  New Loral Common Stock ...............................................................    9
  1.87.  New Loral Common Stock Balance .......................................................    9
  1.88.  New Loral Employment Contracts .......................................................    9
  1.89.  New Management Stock Plan ............................................................    9
  1.90.  New SS/L .............................................................................    9
  1.91.  Non-Debtor ...........................................................................    9

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                 PAGE
                                                                                                 ----
  1.92.  Non-Debtor Intercompany Claim .......................................................     9
  1.93.  Note Claims .........................................................................    10
  1.94.  Options .............................................................................    10
  1.95.  Orion ...............................................................................    10
  1.96.  Orion Disputed Claims Reserve .......................................................    10
  1.97.  Orion General Unsecured Claim .......................................................    10
  1.98.  Orion Note Claims ...................................................................    10
  1.99.  Orion 10% Notes Claims ..............................................................    10
  1.100. Orion 10% Notes .....................................................................    10
  1.101. Orion Stub Notes ....................................................................    10
  1.102. Orion Stub Notes Claims .............................................................    10
  1.103. Other Equity Interests...............................................................    10
  1.104. Other Priority Claim ................................................................    10
  1.105. Other Secured Claim .................................................................    10
  1.106. Oversubscription ....................................................................    10
  1.107. Oversubscription Pro Rata Share......................................................    10
  1.108. Plan Documents ......................................................................    11
  1.109. Plan of Reorganization ..............................................................    11
  1.110. Plan Supplement .....................................................................    11
  1.111. Priority Tax Claim ..................................................................    11
  1.112. Registration Rights Agreement .......................................................    11
  1.113. Registration Rights Holder ..........................................................    11
  1.114. Remaining Claim .....................................................................    11
  1.115. Reorganization Cases ................................................................    11
  1.116. Reorganized Debtors .................................................................    11
  1.117. Reorganized Subsidiary Debtors' Boards ..............................................    12
  1.118. Reorganized Subsidiary Debtors' Bylaws ..............................................    12
  1.119. Reorganized Subsidiary Debtors' Certificates of Incorporation .......................    12
  1.120. Restructuring Transactions ..........................................................    12
  1.121. Rights Offering .....................................................................    12
  1.122. Rights Participation Claim Amount ...................................................    12

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                PAGE
                                                                                                ----
      1.123. Schedules ......................................................................    12
      1.124. Secured Claim ..................................................................    13
      1.125. Secured Tax Claim ..............................................................    13
      1.126. Securities Litigation Claim ....................................................    13
      1.127. SERP Amendment .................................................................    13
      1.128. SS/L ...........................................................................    13
      1.129. Stock Subscriber ...............................................................    13
      1.130. Subscription Commencement Date .................................................    13
      1.131. Subscription Expiration Date ...................................................    13
      1.132. Subscription Form ..............................................................    13
      1.133. Subscription Purchase Price ....................................................    13
      1.134. Subscription Rights ............................................................    13
      1.135. Tax Code .......................................................................    14
      1.136. Undersubscription ..............................................................    14
      1.137. Unliquidated Claim .............................................................    14
      1.138. Voting Record Date .............................................................    14

   B. Interpretation; Application of Definitions and Rules of Construction...................    14

SECTION 2.  ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS............................    14
      2.1.   Administrative Expense Claims...................................................    14
      2.2.   Compensation and Reimbursement Claims...........................................    14
      2.3.   Indenture Trustee Fees..........................................................    15
      2.4.   Priority Tax Claims.............................................................    15

SECTION 3.  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS....................................    15
      3.1.   Classes.........................................................................    16

SECTION 4.  TREATMENT OF CLAIMS AND EQUITY INTERESTS.........................................    16
      4.1.   Other Priority Claims (Class 1).................................................    16
      4.2.   Secured Tax Claims (Class 2)....................................................    16
      4.3.   Secured Claims (Class 3)........................................................    16
      4.4.   Orion General Unsecured Claims (Class 4)........................................    17
      4.5.   Loral General Unsecured Claims (Class 5)........................................    17
      4.6.   Ltd. General Unsecured Claims (Class 5A)........................................    18

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                PAGE
                                                                                                ----
      4.7.     Ltd. Preferred Stock Interests (Class 6).......................................   18
      4.8.     Other Equity Interests (Class 7)...............................................   19
      4.9.     Securities Litigation Claims (Class 8).........................................   19

SECTION 5.  MEANS FOR IMPLEMENTATION..........................................................   19
      5.1.     Substantive Consolidation of the Debtors.......................................   19
      5.2.     Compromise and Settlement......................................................   20
      5.3.     Restructuring Transactions.....................................................   20
      5.4.     Cancellation and Surrender of Existing Securities and Agreements...............   20
      5.5.     Section 1145 Exemption.........................................................   21
      5.6.     Hart-Scott-Rodino Compliance...................................................   21
      5.7.     Debtor Intercompany Claims.....................................................   21
      5.8.     Non-Debtor Intercompany Claims.................................................   22

SECTION 6.  VOTING AND DISTRIBUTIONS..........................................................   22
      6.1.     Voting of Claims...............................................................   22
      6.2.     Nonconsensual Confirmation.....................................................   22
      6.3.     Distribution Record Date.......................................................   22
      6.4.     Date of Distributions..........................................................   22
      6.5.     Disbursing Agent...............................................................   22
      6.6.     Delivery of Distributions......................................................   23
      6.7.     Unclaimed Distributions........................................................   24
      6.8.     Manner of Payment Under Plan of Reorganization.................................   25
      6.9.     Fractional Shares..............................................................   25
      6.10.    Fractional Notes...............................................................   25
      6.11.    Registration of New Loral Common Stock.........................................   26
      6.12.    Setoffs........................................................................   26
      6.13.    Allocation of Plan Distributions Between Principal and Interest................   26

SECTION 7.  PROCEDURES FOR DISPUTED CLAIMS....................................................   26
      7.1.     Objections to Claims...........................................................   26
      7.2.     Payments and Distributions with Respect to Disputed Claims.....................   26
      7.3.     Distributions After Resolution of Disputed Claims..............................   27
      7.4.     Tax Treatment of Disputed Claims Reserves......................................   27

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                PAGE
                                                                                                ----
      7.5.     Treatment and Distributions After Allowance.....................................  27
      7.6.     Resolution of Administrative Expense Claims and Claims..........................  28
      7.7.     Estimation of Claims............................................................  28
      7.8.     Interest........................................................................  28

SECTION 8.  EXECUTORY CONTRACTS AND UNEXPIRED LEASES...........................................  28
      8.1.     Assumption or Rejection of Executory Contracts and Unexpired Leases.............  28
      8.2.     Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases.  29
      8.3.     Inclusiveness...................................................................  29
      8.4.     Cure of Defaults................................................................  29
      8.5.     Assignment......................................................................  29
      8.6.     Rejection Claims................................................................  30
      8.7.     Survival of the Debtors' Corporate Indemnities..................................  30
      8.8.     Insurance Policies..............................................................  30
      8.9.     Compensation and Benefit Programs...............................................  31
      8.10.    Retiree Benefits................................................................  31

SECTION 9.  THE RIGHTS OFFERING................................................................  31
      9.1.     Issuance of Subscription Rights.................................................  31
      9.2.     Subscription Period.............................................................  31
      9.3.     Subscription Purchase Price.....................................................  32
      9.4.     Exercise of Subscription Rights.................................................  32
      9.5.     Transfer Restriction; Revocation................................................  33
      9.6.     Rights Backstop Purchaser.......................................................  33
      9.7.     Recalculation as of the Subscription Expiration Date............................  33
      9.8.     Distribution of the Additional New FSS Notes....................................  33
      9.9.     Disputed Claims.................................................................  33
      9.10.    Subsequent Adjustments..........................................................  33
      9.11.    No Interest.....................................................................  34
      9.12.    Validity of Exercise of Subscription Rights.....................................  34

SECTION 10. PROVISIONS REGARDING CORPORATE GOVERNANCE OF THE REORGANIZED DEBTORS...............  34
      10.1.    General.........................................................................  34

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                PAGE
                                                                                                ----
      10.2.    Directors and Officers of the Reorganized Debtors.............................    34
      10.3.    Certificates of Incorporation and Bylaws......................................    35
      10.4.    Authorization and Issuance of New Securities..................................    35
      10.5.    Registration and Listing of New Loral Common Stock............................    35
      10.6.    New Management Stock Plan.....................................................    36

SECTION 11. EFFECT OF CONFIRMATION...........................................................    36
      11.1.    Vesting of Assets.............................................................    36
      11.2.    Discharge of Claims and Termination of Equity Interests.......................    36
      11.3.    Discharge of Debtors..........................................................    36
      11.4.    Injunction....................................................................    37
      11.5.    Term of Injunctions or Stays..................................................    37
      11.6.    Injunction Against Interference With Plan of Reorganization...................    37
      11.7.    Exculpation...................................................................    37
      11.8.    Releases of Representatives...................................................    38
      11.9.    Avoidance Actions.............................................................    38
      11.10.   Retention of Causes of Action/Reservation of Rights...........................    38

SECTION 12. CONDITIONS PRECEDENT.............................................................    39
      12.1.    Conditions Precedent to the Effective Date....................................    39
      12.2.    Effect of Failure of Conditions to Effective Date.............................    39

SECTION 13. RETENTION OF JURISDICTION........................................................    40

SECTION 14. MISCELLANEOUS PROVISIONS.........................................................    41
      14.1.    Effectuating Documents and Further Transactions...............................    41
      14.2.    Corporate Action..............................................................    41
      14.3.    Compliance with Tax Requirements..............................................    42
      14.4.    Exemption from Transfer Taxes.................................................    42
      14.5.    Expedited Tax Determination...................................................    42
      14.6.    Payment of Statutory Fees.....................................................    42
      14.7.    Dissolution of Statutory Committee of Unsecured Creditors.....................    42
      14.8.    Indenture Trustee as Claim Holder.............................................    42
      14.9.    Plan Supplement...............................................................    43
      14.10.   Substantial Consummation......................................................    43

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                            PAGE
                                                                                            ----
  14.11.   Amendments....................................................................    43
  14.12.   Sections 1125 and 1126 of the Bankruptcy Code.................................    43
  14.13.   Revocation or Withdrawal of the Plan of Reorganization........................    44
  14.14.   Severability..................................................................    44
  14.15.   Governing Law.................................................................    44
  14.16.   Binding Effect................................................................    44
  14.17.   Exhibits/Schedules............................................................    44
  14.18.   Notices.......................................................................    44
  14.19.   Time..........................................................................    45
  14.20.   Section Headings..............................................................    45

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

-------------------------------------x
                                       :
In re                                  :  Chapter 11 Case Nos.
                                       :
LORAL SPACE                            :  LEAD CASE 03-41710 (RDD)
  & COMMUNICATIONS LTD., et al.,       :  03-41709 (RDD) through
                                       :  03-41728 (RDD)
                  Debtors.             :  (Jointly Administered)
                                       :
-------------------------------------x

                      DEBTORS' FIRST AMENDED JOINT PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

            Loral Space & Communications Ltd., Loral Space & Communications Corporation, Loral SpaceCom Corporation, Loral Satellite, Inc., Space Systems/Loral, Inc., Loral Communications Services, Inc., Loral Ground Services, L.L.C., Loral Orion, Inc., Loral CyberStar Global Services, Inc., Loral Cyberstar GmbH, Loral CyberStar Japan, Inc., Loral CyberStar Services, Inc., Loral CyberStar Holdings, L.L.C., Loral CyberStar International, Inc., Loral Asia Pacific Satellite (HK) Limited, SS/L Export Corporation, CyberStar, L.P., CyberStar, L.L.C., Loral Skynet Network Services, Inc., and Loral Licensing Ltd. propose the following Chapter 11 Plan of Reorganization, pursuant to section 1121(a) of title 11 of the United States Code:

      SECTION 1. DEFINITIONS AND INTERPRETATION

      A.    DEFINITIONS.

            The following terms used herein shall have the respective meanings defined below (such meanings to be equally applicable to both the singular and plural):

            1.1. ADDITIONAL NEW FSS NOTES means the senior secured notes issued by New FSS in connection with the Rights Offering in the principal amount of $30,000,000 with a seven-year term, bearing interest at the rate of 14% per annum payable semi-annually in arrears (9% of such interest shall be payable in-kind in year 1; 7% of such interest shall be payable in-kind in year 2; and, in the sole discretion of the New FSS Board, up to 4% of such interest shall be payable in-kind in years 3 through 7) with the entire principal amount payable upon maturity. The Additional New FSS Notes will have the same terms and priority as the New FSS Notes but will be guaranteed by New SS/L. The principal amount of Additional New FSS Notes shall be increased to include the Backstop Fee as provided in Section 9.6 of the Plan of Reorganization.

            1.2. ADDITIONAL NEW FSS NOTES PRO RATA SHARE means with respect to the Subscription Right of each holder of an Orion General Unsecured Claim the ratio (expressed as a percentage) of such holder's Rights Participation Claim Amount to the aggregate amount of all Rights Participation Claim Amounts, determined as of the Voting Record Date or the Subscription Expiration Date, as applicable.

            1.3. ADMINISTRATIVE EXPENSE CLAIM means any Claim against any Debtor constituting a cost or expense of administration of the Reorganization Cases allowed under sections 503(b), 507(a)(1), and 1114(e) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Debtors' estates, any actual and necessary costs and expenses of operating the Debtors' business, any indebtedness or obligations incurred or assumed by the Debtors, as Debtors in Possession, during the Reorganization Cases, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code, the Indenture Trustee Fees and any fees or charges assessed against the Debtors' estates under section 1930 of chapter 123 of title 28 of the United States Code.

            1.4. AGENT means Bank of America, N.A., in its capacity as administrative agent for the Debtors' prepetition secured lenders under (i) that certain Amended and Restated Credit Agreement dated as of December 21, 2001, as amended, supplemented or otherwise modified and (ii) that certain Credit Agreement dated as of November 17, 2000, as heretofore amended, supplemented or otherwise modified.

            1.5. ALLOWED means, with reference to any Claim, (i) any Claim against any Debtor which has been listed by the Debtors in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (ii) any timely filed Claim against any Debtor as to which no objection has been interposed in accordance with Section 7.1 of the Plan of Reorganization or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder of such Claim, (iii) any Claim against any Debtor expressly allowed by a Final Order or under the Plan of Reorganization, or (iv) any Claim against any Debtor that is compromised, settled, or otherwise resolved pursuant to the authority granted to the Reorganized Debtors pursuant to a Final Order of the Bankruptcy Court or under Sections 7.1, 7.6, or 7.7 of the Plan of Reorganization; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan of Reorganization pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" under the Plan of Reorganization. Unless otherwise specified under the Plan of Reorganization or by order of the Bankruptcy Court, "Allowed Administrative Expense Claim" or "Allowed Claim" shall not, for any purpose under the Plan of Reorganization, include interest on such Administrative Expense Claim or Claim from and after the Commencement Date.

            1.6. BACKSTOP PURCHASER means certain members of the Creditors' Committee holding Orion General Unsecured Claims who purchase Additional New FSS Notes in accordance with the provisions of Section 9.6 of the Plan of Reorganization.

            1.7. BALLOTS means the forms distributed to each holder of an impaired Claim entitled to vote, on which is to be indicated acceptance or rejection of the Plan of Reorganization.

            1.8. BANKRUPTCY CODE means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Cases.

            1.9. BANKRUPTCY COURT means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Reorganization Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, the unit of such District Court having jurisdiction over the Reorganization Cases under section 151 of title 28 of the United States Code.

            1.10. BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Reorganization Cases, and any Local Rules of the Bankruptcy Court.

            1.11. BERMUDA ACCOUNT means the funds not to exceed an amount to be agreed upon among the Debtors, the Creditors' Committee and the JPLs (plus any accrued interest thereon) from Ltd.'s bank account to be maintained in Bermuda.

            1.12. BERMUDA CONTINGENCY FUND has the meaning ascribed to such term in Section 6.6(f) of the Plan of Reorganization.

            1.13. BERMUDA LIQUIDATION FUND has the meaning ascribed to such term in Section 6.6(e) of the Plan of Reorganization.

            1.14. BERMUDIAN DEBTORS means Ltd. and Loral Licensing Ltd.

            1.15. BUSINESS DAY means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

            1.16. CASH means legal tender of the United States of America.

            1.17. CASH SUBSCRIBER means a holder of an Allowed Loral General Unsecured Claim who either (i) elects to receive Cash on account of such Claim as provided in Subsection 4.5(a) of the Plan of Reorganization, or (ii) fails to timely deliver a properly completed Election Form. A holder of a Loral General Unsecured Claim that is not Allowed in full as of the Voting Record Date shall be deemed a Cash Subscriber.

            1.18. CASH SUBSCRIBER PRO RATA SHARE means the ratio (expressed as a percentage) of the amount of an Allowed Loral General Unsecured Claim of a Cash Subscriber to the aggregate amount of (a) all Allowed Loral General Unsecured Claims of Cash Subscribers and (b) the aggregate of the Disputed Claim Amounts of all Disputed Claims of Cash Subscribers in Class 5.

            1.19. CHARGING LIEN means any Lien or other priority in payment arising prior to the Effective Date to which the applicable Indenture Trustee is entitled, pursuant to each of the Indentures, against distributions to be made to holders of Claims with respect to the Ltd. Notes, Orion 10% Notes and the Orion Stub Notes for payment of any Indenture Trustee Fees.

            1.20. CLAIM has the meaning set forth in section 101 of the Bankruptcy Code.

            1.21. CLASS means any group of Claims or Equity Interests classified by the Plan of Reorganization as set forth in Section 3 of the Plan of Reorganization.

            1.22. CLASS 4 PRO RATA SHARE means the ratio (expressed as a percentage) of the amount of an Allowed Orion General Unsecured Claim to the aggregate amount of (a) all Allowed Orion General Unsecured Claims and (b) the aggregate of the Disputed Claim Amounts of all Disputed Claims in Class 4.

            1.23. CLASS 5 NEW LORAL COMMON STOCK shall mean 310,516 shares of the New Loral Common Stock.

            1.24. CLASS 5 COMBINED PRO RATA SHARE means the ratio (expressed as a percentage) of the amount of an Allowed Loral General Unsecured Claim to the aggregate amount of (a) Allowed Loral General Unsecured Claims and Allowed Ltd. General Unsecured Claims and (b) the aggregate of (i) the Disputed Claim Amounts of all Disputed Claims in Class 5 and (ii) the Disputed Claim Amounts of all Disputed Claims in Class 5A.

            1.25. CLASS 5A COMBINED PRO RATA SHARE means the ratio (expressed as a percentage) of the amount of an Allowed Ltd. General Unsecured Claim to the aggregate amount of (a) Allowed Loral General Unsecured Claims and Allowed Ltd. General Unsecured Claims and (b) the aggregate of (i) the Disputed Claim Amounts of all Disputed Claims in Class 5 and (ii) the Disputed Claim Amounts of all Disputed Claims in Class 5A.

            1.26. CLASS 5A PRO RATA SHARE means the ratio (expressed as a percentage) of the amount of an Allowed Ltd. General Unsecured Claim to the aggregate amount of (a) Allowed Ltd. General Unsecured Claims and (b) the aggregate of the Disputed Claim Amounts of all Disputed Claims in Class 5A.

            1.27. COLLATERAL means any property or interest in property of the Debtors' estates subject to a Lien, charge, or other encumbrance to secure the payment or performance of a Claim, which Lien, charge, or other encumbrance is not subject to avoidance under the Bankruptcy Code.

            1.28. COMMENCEMENT DATE means July 15, 2003, the date on which the Debtors commenced the Reorganization Cases.

            1.29. CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

            1.30. CONFIRMATION HEARING means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan of Reorganization, as such hearing may be adjourned or continued from time to time.

            1.31. CONFIRMATION ORDER means the order of the Bankruptcy Court confirming the Plan of Reorganization pursuant to section 1129 of the Bankruptcy Code.

            1.32. CONSOLIDATED DEBTORS means each of the Debtors, other than Orion and its Debtor subsidiaries, as consolidated under Section 5.1(a) of the Plan of Reorganization.

            1.33. CONSOLIDATED ORION means Orion and its Debtor subsidiaries as consolidated under Section 5.1(b) of the Plan of Reorganization.

            1.34. CONTINGENT CLAIM means any Claim, the liability for which attaches or is dependent upon the occurrence or happening, or is triggered by, an event, which event has not yet occurred, happened, or been triggered, as of the date on which such Claim is sought to be estimated or an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.

            1.35. CREDITORS' COMMITTEE means the statutory committee of unsecured creditors appointed pursuant to section 1102 of the Bankruptcy Code in the Reorganization Cases.

            1.36. DEBTOR INTERCOMPANY CLAIM means any Claim against any Debtor held by any of the other Debtors.

            1.37. DEBTORS means each of the entities listed on Schedule A to the Plan of Reorganization.

            1.38. DEBTORS IN POSSESSION means the Debtors in their capacity as debtors in possession in the Reorganization Cases pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

            1.39. DISALLOWED CLAIM means a Claim that is disallowed in its entirety by an order of the Bankruptcy Court or such other court of competent jurisdiction.

            1.40. DISBURSING AGENT means New Loral (or such other entity designated by New Loral, with the consent of the Creditors' Committee), in its capacity as Disbursing Agent pursuant to Section 6.5 of the Plan of Reorganization.

            1.41. DISCHARGE DATE means the latest of the dates on which the JPLs are discharged by orders of the Supreme Court of Bermuda as joint provisional liquidators in the provisional liquidations of each of the Bermudian Debtors.

            1.42. DISCLOSURE STATEMENT means the disclosure statement related to the Plan of Reorganization filed with and approved by the Bankruptcy Court, as such disclosure statement may be amended, modified or supplemented.

            1.43. DISPUTED CLAIM means any Claim (including any Administrative Expense Claim) against any Debtor proof of which was timely and properly filed, which is disputed under the Plan of Reorganization or as to which the Debtors have interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, and any Claim proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed. A Claim that is disputed by the Debtors as to its amount only, shall be deemed Allowed in the amount the Debtors admit owing, if any, and disputed as to the excess.

            1.44. DISPUTED CLAIM AMOUNT means the Estimated Amount of a Disputed Claim, or, if no Estimated Amount exists, the amount set forth in the proof of claim relating to such Disputed Claim as the liquidated amount of such Disputed Claim.

            1.45. DISPUTED CLAIMS RESERVE has the meaning ascribed to it in
Section 7.2(b) of the Plan of Reorganization.

            1.46. DISPUTED RIGHTS OFFERING LIST means the Orion General Unsecured Claims, other than Orion Note Claims, identified by the Debtors on
Schedule 9.1 of the Plan of Reorganization with respect to their Rights Participation Claim Amount for purposes of Section 9 of the Plan of Reorganization, which schedule shall be filed thirty-five (35) days before the Voting Deadline.

            1.47. DISTRIBUTION DATE means (i) the Initial Distribution Date,
(ii) the first Business Day after the end of the months of March, June, September and December, commencing with the first such date to occur not more than 90 days after the Effective Date and (iii) the Final Distribution Date.

            1.48. DISTRIBUTION RECORD DATE means, with respect to all Classes, the Effective Date.

            1.49. EFFECTIVE DATE means a Business Day on or after the Confirmation Date specified by the Debtors and the Creditors' Committee, on which (i) no stay of the Confirmation Order is in effect and (ii) the conditions to the effectiveness of the Plan of Reorganization specified in Section 12 of the Plan of Reorganization have been satisfied or waived.

            1.50. ELECTION FORM means the letter of transmittal, ballot or similar form upon which the holders of Allowed Loral General Unsecured Claims may elect to receive Cash or New Loral Common Stock as provided in Subsection 4.5(a) of the Plan of Reorganization.

            1.51. EQUITY INTERESTS means the interests of any holder of an equity security of any of the Debtors represented by any issued and outstanding shares of common stock or preferred stock or other instrument evidencing a present ownership interest in any of the Debtors, including the Ltd. Preferred Stock Interests, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest.

            1.52. ESTIMATED AMOUNT means the estimated dollar value of an Unliquidated Claim, Disputed Claim, or Contingent Claim pursuant to section 502(c) of the Bankruptcy Code or as otherwise agreed to between the holder of such Claim and the applicable Debtor or Reorganized Debtor, or as otherwise determined by the Bankruptcy Court.

            1.53. FEE PROTOCOL means the order of the Supreme Court of Bermuda, dated March 18, 2004, establishing procedures for payment of the JPLs fees and expenses.

            1.54. FINAL DISTRIBUTION DATE means, with respect to (a) Class 4, a date on or after the Initial Distribution Date and after all Disputed Claims in Class 4 have become either Allowed Claims or Disallowed Claims that is selected by New Loral, in its discretion but, in any event, is no later than thirty (30) days thereafter, or such later date as the Bankruptcy Court may establish, upon request by New Loral for cause shown; (b) Class 5, (i) if Alternative A under Subsection 4.5(a) of the Plan of Reorganization is operative, a date on or after the Initial Distribution Date and after all Disputed Claims in Class 5 have become either Allowed Claims or Disallowed Claims that is selected by New Loral, in its discretion but, in any event, is no later than thirty (30) days thereafter, or such later date as the Bankruptcy Court may establish, upon request by New Loral for cause shown, and (ii) if Alternative B under Subsection 4.5(b) of the Plan of Reorganization is operative, a date on or after the Initial Distribution Date and after all Disputed Claims in Class 5 and Class 5A have become either Allowed Claims or Disallowed Claims that is selected by New Loral, in its discretion but, in any event, is no later than thirty (30) days thereafter, or such later date as the Bankruptcy Court may establish, upon request by New Loral for cause shown; and (c) Class 5A, (i) if Alternative A under Subsection 4.6(a) of the Plan of Reorganization is operative, a date on or after the Initial Distribution Date and after all Disputed Claims in Class 5A have become either Allowed Claims or Disallowed Claims that is selected by New Loral, in its discretion but, in any event, is no later than thirty (30) days thereafter, or such later date as the Bankruptcy Court may establish, upon request by New Loral for cause shown, and (ii) if Alternative B under Subsection 4.6(b) of the Plan of Reorganization is operative, a date on or after the Initial Distribution Date and after all Disputed Claims in Class 5 and Class 5A have become either Allowed Claims or Disallowed Claims that is selected by New Loral, in its discretion but, in any event, is no later than thirty (30) days thereafter, or such later date as the Bankruptcy Court may establish, upon request by New Loral for cause shown.

            1.55. FINAL ORDER means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases, which has not been reversed, vacated, or stayed, and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired, and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument, or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not cause such order to not be a Final Order.

            1.56. HSBC BANK means HSBC Bank USA, National Association, formerly known as HSBC Bank USA, successor Indenture Trustee for the Ltd. Notes.

            1.57. INDENTURE(S) means, individually and collectively, the indentures under which the Ltd. Notes, Orion 10% Notes and Orion Stub Notes were issued, as such indentures are or have been amended, modified or supplemented from time to time.

            1.58. INDENTURE TRUSTEE(S) means, individually and collectively, the respective indenture trustee, including, without limitation, HSBC Bank, and/or its successor, in either case in its capacity as the indenture trustee for the Ltd. Notes, and J.P. Morgan, or its successor, in either case in its capacity as the indenture trustee for the Orion 10% Notes and the Orion Stub Notes.

            1.59. INDENTURE TRUSTEE FEES means the reasonable fees and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred by the Indenture Trustee, whether prior to or after the Effective Date.

            1.60. INDEPENDENT FEE ASSESSOR means Christopher Hughes of Talbot Hughes McKillop in his capacity as assessor of the fees and expenses of the JPLs and their retained professionals, having been so appointed by the Supreme Court of Bermuda on March 18, 2004.

            1.61. INDEPENDENT FEE ASSESSOR FEE AND EXPENSE CLAIMS means the fees and expenses of the Independent Fee Assessor.

            1.62. INITIAL DISTRIBUTION DATE means a date on or after the Effective Date that is selected by New Loral in its discretion but, in any event, is not earlier than fifteen (15) days and no more than thirty (30) days after the Effective Date, or such later date as the Bankruptcy Court may establish upon request by New Loral for cause shown.

            1.63. J.P. MORGAN means J. P. Morgan Trust Company, National Association, successor Indenture Trustee for the Orion 10% Notes and the Orion Stub Notes, and, where applicable, includes its predecessor Bank One Corporate Trust, N.A.

            1.64. JPLs means the persons from time to time serving as joint provisional liquidators in the provisional liquidation of the Bermudian Debtors, who are currently Michael Morrison of KPMG in Bermuda and Phil Wallace and Chris Laverty, both of KPMG LLP in England.

            1.65. JPL FEE AND EXPENSE CLAIMS means the fees and expenses of the JPLs and their retained professionals as reviewed by the Independent Fee Assessor and approved by order of the Supreme Court of Bermuda.

            1.66. JPL FEE AND EXPENSE CLAIM RESERVE means that certain escrow account established under Bermuda law and subject to the exclusive jurisdiction of the Supreme Court of

Bermuda pursuant to Section 6.6 of the Plan of Reorganization to hold the funds reserved to satisfy the fees and expenses of the JPLs and their retained professionals in accordance with Section 6.6 of the Plan of Reorganization and pursuant to the Fee Protocol.

            1.67. LICENSING LTD. means Loral Licensing Ltd., a Bermuda corporation, as Debtor and Debtor in Possession.

            1.68. LIEN has the meaning set forth in section 101 of the Bankruptcy Code.

            1.69. LORAL CORP. means Loral Space & Communications Corporation, a Delaware corporation, as Debtor and Debtor in Possession, or its successor.

            1.70. LORAL DISPUTED CLAIMS RESERVE has the meaning ascribed to it in Section 7.2(a) of the Plan of Reorganization.

            1.71. LORAL GENERAL UNSECURED CLAIM means any Claim against any Debtor that is not an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Secured Tax Claim, Secured Claim, Orion General Unsecured Claim, Ltd. General Unsecured Claim, Debtor Intercompany Claim, Non-Debtor Intercompany Claim, or Securities Litigation Claim.

            1.72. LTD. means Loral Space & Communications Ltd., a Bermuda corporation, as Debtor and Debtor in Possession.

            1.73. LTD. GENERAL UNSECURED CLAIM means any Claim against Ltd. that is not an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Secured Tax Claim, Secured Claim, Debtor Intercompany Claim, Non-Debtor Intercompany Claim, or Securities Litigation Claim. The term Ltd. General Unsecured Claim includes all Ltd. Guaranty Claims and all Ltd. Note Claims.

            1.74. LTD. GUARANTY CLAIMS means all Claims against Ltd. arising under that certain Guaranty, dated as of December 21, 2001, between Ltd. and Bankers Trust Company, pursuant to which Ltd. guaranteed payment of the Orion 10% Notes.

            1.75. LTD. NOTE CLAIMS means all Claims arising under the Ltd.
Notes.

            1.76. LTD. NOTES means the 9 1/2% Senior Notes due 2006 in the aggregate principal amount of $350,000,000 issued by Ltd. under the Indenture, dated January 15, 1999.

            1.77. LTD. PREFERRED STOCK INTEREST means any interest in the (i) $745,000,000 6% Series C Convertible Redeemable Preferred Stock due 2006 of Ltd. or (ii) $400,000,000 6% Series D Convertible Redeemable Preferred Stock due 2007 of Ltd.

            1.78. NET AVAILABLE SHARES means the number of shares of New Loral Common Stock equal to the difference between (i) the Class 5 New Loral Common Stock and (ii) the aggregate number of shares of New Loral Common Stock that will be distributed to Stock Subscribers under Subsection 4.5(a)(iii)(A) of the Plan of Reorganization.

            1.79. NEW FSS means a direct or indirect wholly-owned subsidiary of New Loral on and after the Effective Date after giving effect to the Restructuring Transactions contemplated in Section 5.3 of the Plan of Reorganization, the assets of which consist of substantially all of the assets or equity interests of all of the Debtors other than SS/L.

            1.80. NEW FSS NOTES means the senior secured notes issued by New FSS pursuant to Section 4.4 of the Plan of Reorganization in the principal amount of $200,000,000 with a seven-year term, bearing interest at the rate of 14% per annum payable semi-annually in arrears (9% of such interest shall be payable in-kind in year 1; 7% of such interest shall be payable in-kind in year 2; and, in the sole discretion of the New FSS Board, up to 4% of such interest shall be payable in-kind in years 3 through 7) with the entire principal amount payable upon maturity.

            1.81. NEW FSS NOTES INDENTURE means the senior secured notes indenture dated as of the Effective Date between New FSS and an indenture trustee to be selected by New FSS, governing the New FSS Notes and the Additional New FSS Notes, which shall be substantially in the form set forth in the Plan Supplement.

            1.82. NEW LORAL means (i) Loral Corp. on and after the Effective Date after giving effect to the Restructuring Transactions contemplated in
Section 5.3 of the Plan of Reorganization or, (ii) at the option of the Debtor with the consent of the Creditors' Committee, Loral Space & Communications, Inc., a newly-formed Delaware corporation.

            1.83. NEW LORAL BOARD means the Board of Directors of New Loral as more fully described in Section 10.2(a) of the Plan of Reorganization.

            1.84. NEW LORAL BYLAWS means the Bylaws of New Loral and which shall be substantially in the form set forth in the Plan Supplement.

            1.85. NEW LORAL CERTIFICATE OF INCORPORATION means the Certificate of Incorporation of New Loral and which shall be substantially in the form set forth in the Plan Supplement.

            1.86. NEW LORAL COMMON STOCK means the shares of common stock, $0.01 par value, of New Loral, (i) authorized and issued hereunder to be delivered to holders of certain Claims under the Plan of Reorganization and (ii) authorized for the purposes specified herein in connection with the New Management Stock Plan.

            1.87. NEW LORAL COMMON STOCK BALANCE means 11,004,155 shares of New Loral Common Stock.

            1.88. NEW LORAL EMPLOYMENT CONTRACTS means the fourteen (14) employment contracts between the applicable Reorganized Debtor and certain executives who will be designated in the Plan Supplement, substantially in the form set forth in the Plan Supplement.

            1.89. NEW MANAGEMENT STOCK PLAN means the Management Stock Plan to be adopted by New Loral on the Effective Date, as more fully described in
Section 10.6 of the Plan of Reorganization, which shall be substantially in the form set forth in the Plan Supplement.

            1.90. NEW SS/L means a direct or indirect wholly-owned subsidiary of New Loral on and after the Effective Date after giving effect to the Restructuring Transactions contemplated in Section 5.3 of the Plan of Reorganization the assets of which consist of substantially all of the assets of SS/L.

            1.91. NON-DEBTOR means any direct or indirect subsidiary or affiliate of Ltd. that is not one of the Debtors listed on Schedule A to the Plan of Reorganization.

            1.92. NON-DEBTOR INTERCOMPANY CLAIM means any Claim against any Debtor held by any Non-Debtor.

            1.93. NOTE CLAIMS means all Claims arising under the Ltd. Notes, the Orion 10% Notes and the Orion Stub Notes.

            1.94. OPTIONS means the options to be issued under the New Management Stock Plan.

            1.95. ORION means Loral Orion, Inc., a Delaware corporation, as Debtor and Debtor in Possession.

            1.96. ORION DISPUTED CLAIMS RESERVE has the meaning ascribed to it in Section 7.2(b) of the Plan of Reorganization.

            1.97. ORION GENERAL UNSECURED CLAIM means any Claim against Orion and its Debtor subsidiaries that is not an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Secured Tax Claim, Secured Claim, Debtor Intercompany Claim, Non-Debtor Intercompany Claim, or Securities Litigation Claim. The term Orion General Unsecured Claim includes all Orion Note Claims.

            1.98. ORION NOTE CLAIMS means, collectively, the Orion 10% Notes Claims and the Orion Stub Notes Claims.

            1.99. ORION 10% NOTES CLAIMS means all Claims arising under the Orion 10% Notes other than the Ltd. Guaranty Claims.

            1.100. ORION 10% NOTES means the 10% Senior Notes due 2006 in the aggregate principal amount of $612,704,000 issued by Orion, which are guaranteed by Ltd. and Loral Asia Pacific Satellite (H/K) Limited, a subsidiary of Orion.

            1.101. ORION STUB NOTES means (i) the 11 1/4% Senior Notes due 2007 in the aggregate principal amount of $36,627,000 and (ii) the 12 1/2% Senior Discount Notes due 2007 in the aggregate principal amount of $49,071,000, issued by Orion, which are guaranteed by various Orion subsidiaries, including Loral Asia Pacific Satellite (HK) Limited.

            1.102. ORION STUB NOTES CLAIMS means all Claims arising under the Orion Stub Notes.

            1.103. OTHER EQUITY INTERESTS means all common stock, warrants, options, rights to receive options and other equity issued by each of the Debtors, other than the Ltd. Preferred Stock Interests.

            1.104. OTHER PRIORITY CLAIM means any Claim against any Debtor other than an Administrative Expense Claim or a Priority Tax Claim that is entitled to priority in payment as specified in section 507(a)(3), (4), (5), (6), (7), or
(9) of the Bankruptcy Code.

            1.105. OTHER SECURED CLAIM means any Secured Claim, other than a Secured Tax Claim.

            1.106. OVERSUBSCRIPTION means that the aggregate amount of Allowed Loral General Unsecured Claims of Stock Subscribers exceeds $17,000,000.

            1.107. OVERSUBSCRIPTION PRO RATA SHARE means the ratio (expressed as a percentage) of the amount of an Allowed Loral General Unsecured Claim of a Cash Subscriber to the aggregate amount of (a) all Allowed Loral General Unsecured Claims of Cash Subscribers, (b) the aggregate of the Disputed

Claim Amounts of all Disputed Claims of Cash Subscribers in Class 5, and (c) the Remaining Claims of Stock Subscribers.

            1.108. PLAN DOCUMENTS means the documents to be executed, delivered, assumed, and/or performed in conjunction with the consummation of the Plan of Reorganization on the Effective Date, including but not limited to (i) the New Loral Bylaws, (ii) the New Loral Certificate of Incorporation, (iii) the Reorganized Subsidiary Debtors' Bylaws, (iv) the Reorganized Subsidiary Debtors' Certificates of Incorporation, (v) the New Management Stock Plan, (vi) the New FSS Notes Indenture, (vii) the New FSS Notes and the Additional New FSS Notes,
(viii) the Subscription Form, (ix) New Loral Employment Contracts, (x) the Registration Rights Agreement, (xi) the SERP Amendment and (xii) the executory contracts and unexpired leases listed on Schedule 8.1. Each of the Plan Documents to be entered into as of the Effective Date will be filed in draft form in the Plan Supplement.

            1.109. PLAN OF REORGANIZATION means this chapter 11 plan of reorganization, including the Plan Documents, the Plan Supplement, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms of the Plan of Reorganization.

            1.110. PLAN SUPPLEMENT means the forms of documents specified in
Section 14.9 of the Plan of Reorganization.

            1.111. PRIORITY TAX CLAIM means any Claim against any Debtor of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

            1.112. REGISTRATION RIGHTS AGREEMENT means the registration rights agreement to be entered into pursuant to Section 6.11 of the Plan of Reorganization.

            1.113. REGISTRATION RIGHTS HOLDER means each holder or affiliated holder of an Allowed Claim (i) receiving distribution pursuant to the Plan of Reorganization of ten percent (10%) or greater of the New Loral Common Stock,
(ii) that the Debtors, in consultation with the Creditors' Committee, reasonably determine may be an underwriter pursuant to section 1145 of the Bankruptcy Code with respect to the New Loral Common Stock that such holder received pursuant to the Plan of Reorganization, (iii) that the Debtors, in consultation with the Creditors' Committee, reasonably determine may be subject to resale restrictions on any New Loral Common Stock that such holder received pursuant to the Plan of Reorganization by operation of Rule 144 of the Securities Act of 1933, or (iv) that the Debtors and the Creditors' Committee agree shall be a Registration Rights Holder.

            1.114. REMAINING CLAIM means for any holder (i) the amount of such holder's Allowed Loral General Unsecured Claim minus (ii) the amount of such holder's Allowed Loral General Unsecured Claim multiplied by a fraction, the numerator of which is $17,000,000 and the denominator of which is the aggregate amount of all Allowed Loral General Unsecured Claims of all Stock Subscribers.

            1.115. REORGANIZATION CASES means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on July 15, 2003 in the United States Bankruptcy Court for the Southern District of New York and styled In re Loral Space & Communications Ltd., Chapter 11 Case Nos. LEAD CASE 03-41710 (RDD); 03-41709 (RDD) through 03-41728 (RDD).

            1.116. REORGANIZED DEBTORS means New Loral and each of the Debtors listed on Schedule A to the Plan of Reorganization, as reorganized as of the Effective Date in accordance with the Plan of Reorganization, and their successors.

            1.117. REORGANIZED SUBSIDIARY DEBTORS' BOARDS means, collectively, the Boards of Directors of the Reorganized Debtors, other than New Loral, as more fully described in Section 10.2(b) of the Plan of Reorganization.

            1.118. REORGANIZED SUBSIDIARY DEBTORS' BYLAWS means, collectively, the Bylaws of the Reorganized Debtors, other than New Loral and which shall be substantially in the forms set forth in the Plan Supplement.

            1.119. REORGANIZED SUBSIDIARY DEBTORS' CERTIFICATES OF INCORPORATION means, collectively, the Certificates of Incorporation of the Reorganized Debtors, other than New Loral, and which shall be substantially in the forms set forth in the Plan Supplement.

            1.120. RESTRUCTURING TRANSACTIONS means those transactions described in Section 5.3 of the Plan of Reorganization.

            1.121. RIGHTS OFFERING means the offering of the Subscription Rights to the holders of Orion General Unsecured Claims, as described in Section 9 of the Plan of Reorganization.

            1.122. RIGHTS PARTICIPATION CLAIM AMOUNT means:

            (a) in the case of an Orion Note Claim, the amount of such Orion Note Claim; and

            (b) in the case of any Orion General Unsecured Claim other than an Orion Note Claim,

                  (i) if no proof of claim has been timely filed with respect to such Claim and such Claim has been listed in the Schedules as liquidated in amount and not disputed or contingent, the amount set forth in the Schedules;

                  (ii) if a timely proof of claim has been filed with respect to such Claim in a fixed and liquidated amount and the Claim is not listed on the Disputed Rights Offering List, the amount set forth in the proof of claim;

                  (iii) if such Claim is on the Disputed Rights Offering List, the amount, if any, of such Claim set forth thereon in the column entitled "Amount", unless the holder of such Claim has obtained an order of the Bankruptcy Court at least five (5) days prior to the Subscription Expiration Date, otherwise determining the amount of the Claim for purposes of the Rights Offering; and

                  (iv) other than in the circumstances described in (i), (ii) and (iii) above, the Rights Participation Claim Amount shall be zero.

                  Notwithstanding anything contained herein to the contrary, under no circumstances shall any holder of an Orion General Unsecured Claim that was not timely filed or deemed timely filed have any Rights Participation Claim Amount.

            1.123. SCHEDULES means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

            1.124. SECURED CLAIM means any Claim against any Debtor to the extent reflected in the Schedules or a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff.

            1.125. SECURED TAX CLAIM means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of any time limitations therein), and including any related Secured Claim for penalties.

            1.126. SECURITIES LITIGATION CLAIM means any Claim against any Debtor, whether or not the subject of an existing lawsuit, arising from rescission of a purchase or sale of shares or notes of any of the Debtors and any affiliate of such Debtor, for damages arising from the purchase or sale of any such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of any such Claim.

            1.127. SERP AMENDMENT means the amendment to the Supplemental Executive Retirement Plan substantially in the form contained in the Plan Documents.

            1.128. SS/L means Space Systems/Loral, Inc., a Delaware corporation, as Debtor and Debtor in Possession.

            1.129. STOCK SUBSCRIBER means a holder of an Allowed Loral General Unsecured Claim that elects on a properly completed and timely delivered Election Form to receive New Loral Common Stock as provided in Subsection 4.5(a) of the Plan of Reorganization.

            1.130. SUBSCRIPTION COMMENCEMENT DATE means the date Subscription Forms are mailed to holders of Orion General Unsecured Claims.

            1.131. SUBSCRIPTION EXPIRATION DATE means the deadline for voting on the Plan of Reorganization as specified in the Subscription Form, subject to the Debtors' right to extend such date upon the consent of the Creditors' Committee, and which shall be the final date by which a holder of an Orion General Unsecured Claim may elect to subscribe to the Rights Offering.

            1.132. SUBSCRIPTION FORM means the form to be used by a valid holder of Subscription Rights to exercise such Subscription Rights.

            1.133. SUBSCRIPTION PURCHASE PRICE means, for each holder of Subscription Rights, such holder's Additional New FSS Notes Pro Rata Share multiplied by $30,000,000, with the amount of Additional New FSS Notes such holder is entitled to subscribe for being subject to rounding as provided in
Section 6.10 of the Plan of Reorganization.

            1.134. SUBSCRIPTION RIGHTS means the non-transferable, non-certificated rights offered to holders of Orion General Unsecured Claims to subscribe for the Additional New FSS Notes in the aggregate principal amount of $30,000,000 on the terms and subject to the conditions set forth in Section 9 of the Plan of Reorganization. Each Subscription Right will have an exercise price as set forth in Section 9 of the Plan of Reorganization, and upon exercise and payment, a holder of each such right will receive Additional New FSS Notes in a principal amount to which such holder is entitled under the Rights Offering.

            1.135. TAX CODE means the Internal Revenue Code of 1986, as amended.

            1.136. UNDERSUBSCRIPTION means that the aggregate amount of Loral General Unsecured Claims of Stock Subscribers is less than $17,000,000.

            1.137. UNLIQUIDATED CLAIM means any Claim, the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law, or otherwise, as of the date on which such Claim is sought to be estimated.

            1.138. VOTING RECORD DATE means the record date for voting on the Plan of Reorganization.

      B.    INTERPRETATION;APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION.

            Unless otherwise specified, all section or exhibit references in the Plan of Reorganization are to the respective section in, or exhibit to, the Plan of Reorganization, as the same may be amended, waived, or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan of Reorganization as a whole and not to any particular section, subsection, or clause contained therein. A term used herein that is not defined herein shall have the meaning ascribed to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan of Reorganization. In the event that a particular term of the Plan of Reorganization (including any exhibits or schedules hereto) conflicts with a particular term of the definitive documentation required to be implemented pursuant to the terms of the Plan of Reorganization or any settlement or other agreement contemplated hereunder, the definitive documentation shall control and shall be binding on the parties thereto.

      SECTION 2. ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

            2.1. ADMINISTRATIVE EXPENSE CLAIMS.

            Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Claim on the Effective Date, or as soon thereafter as is reasonably practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, or liabilities arising under loans or advances to or other obligations incurred by the Debtors, as Debtors in Possession, whether or not incurred in the ordinary course of business, shall be paid by the Debtors or the Reorganized Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions. Notwithstanding anything contained in the Plan of Reorganization, the (i) Letter of Credit Reimbursement Agreement, dated as of April 2, 2004, between SS/L, as borrower, and J.P. Morgan Chase Bank and (ii) Cash Collateral Agreement, dated as of April 2, 2004, between SS/L, as pledgor, and J.P. Morgan Chase Bank, shall continue in accordance with their terms following the Effective Date.

            2.2. COMPENSATION AND REIMBURSEMENT CLAIMS.

            All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under section 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is ninety (90) days after the Effective Date and (ii) shall be paid in full in such amounts as are allowed by the Bankruptcy Court (A) five Business Days after the date upon which the order relating to any such Administrative Expense Claim is entered or (B) upon such other terms as may be mutually agreed upon between the holder of such an Administrative Expense Claim and the Debtors, or, if on or after the Effective Date, the Reorganized Debtors. The Debtors and the Reorganized Debtors, as applicable, are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Confirmation Date and until the Effective Date in the ordinary course of business and without the need for Bankruptcy Court approval.

            2.3. INDENTURE TRUSTEE FEES.

            Notwithstanding any provision contained in this Plan of Reorganization to the contrary, all Indenture Trustee Fees shall be paid in Cash on the Effective Date by the Reorganized Debtors as Administrative Expense Claims, without the need for application to, or approval of, any court. Each Indenture Trustee's Charging Lien will be discharged solely upon payment in full of the Indenture Trustee Fees. Nothing herein shall be deemed to impair, waive or discharge the Charging Lien for any fees and expenses not paid by the Reorganized Debtors.

            To the extent that any Indenture Trustee provides services related to distributions pursuant to the Plan of Reorganization (including, but not limited to, the services referenced in Subsection 6.6(a)), such Indenture Trustee will receive from the Reorganized Debtors, without further court approval, reasonable compensation for such services and reimbursement of reasonable expenses, including, but not limited to, reasonable attorneys' fees and expenses, incurred in connection with such services. These payments will be made on terms agreed to among the Indenture Trustee and the Reorganized Debtors.

            2.4. PRIORITY TAX CLAIMS.

            Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the option of the Debtors, after consultation with the Creditors' Committee, (i) Cash in an amount equal to such Allowed Priority Tax Claim on the Effective Date, or as soon thereafter as is reasonably practicable, or (ii) equal annual Cash payments commencing on the first anniversary of the Effective Date in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to 4 percent (4%), over a period through the sixth (6th) anniversary of the date of assessment of such Allowed Priority Tax Claim, subject to the Reorganized Debtors' rights at the Reorganized Debtors' sole option to prepay the entire amount of the Allowed Priority Tax Claim. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

      SECTION 3. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

            The following table designates the Classes of Claims against and Equity Interests in the Debtors and specifies which of those Classes are (i) impaired or unimpaired by the Plan of Reorganization and (ii) entitled to vote to accept or reject the Plan of Reorganization in accordance with section 1126 of the Bankruptcy Code or deemed to reject the Plan of Reorganization.

            3.1. CLASSES.

                                                                                Entitled
  Class                      Designation                 Impairment             to Vote
  -----                      -----------                 ----------             -------
Class 1           Other Priority Claims                  Unimpaired                No
Class 2           Secured Tax Claims                      Impaired                Yes
Class 3           Secured Claims                         Unimpaired                No
Class 4           Orion General Unsecured Claims          Impaired                Yes
Class 5           Loral General Unsecured Claims          Impaired                Yes
Class 5A          Ltd. General Unsecured Claims           Impaired                Yes
Class 6           Ltd. Preferred Stock Interests          Impaired       No (deemed to reject)
Class 7           Other Equity Interests                  Impaired       No (deemed to reject)
Class 8           Securities Litigation Claims            Impaired       No (deemed to reject)

      SECTION 4. TREATMENT OF CLAIMS AND EQUITY INTERESTS

            4.1. OTHER PRIORITY CLAIMS (CLASS 1).

            Except to the extent that a holder of an Allowed Other Priority Claim has agreed to a different treatment of such Claim, each such holder shall receive, in full satisfaction of such Claim, Cash in an amount equal to such Claim, on or as soon as reasonably practicable after the later of (i) the Effective Date, (ii) the date such Claim becomes Allowed and (iii) the date for payment provided by any agreement or understanding between the applicable Debtor or Debtors and the holder of such Claim.

            4.2. SECURED TAX CLAIMS (CLASS 2).

            Except to the extent that a holder of an Allowed Secured Tax Claim agrees to a different treatment, each holder of an Allowed Secured Tax Claim shall receive, at the option of the Debtors, in consultation with the Creditors' Committee, (i) Cash in an amount equal to such Allowed Secured Tax Claim, including any interest on such Allowed Secured Tax Claim required to be paid in pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Secured Tax Claim becomes an Allowed Secured Tax Claim, or as soon thereafter as is practicable or (ii) equal annual Cash payments commencing on the first anniversary of the Effective Date in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest at a fixed annual rate equal to four (4.0%) percent, over a period through the sixth (6th) anniversary of the Effective Date, subject to the Reorganized Debtors' sole option to prepay the entire amount of the Allowed Secured Tax Claim, or (iii) upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Secured Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Secured Tax Claim.

            4.3. SECURED CLAIMS (CLASS 3).

            Except to the extent that a holder of an Allowed Secured Claim agrees to a different treatment, each holder of an Allowed Secured Claim shall receive, in full satisfaction of such Allowed Secured Claim, at the sole option of the Reorganized Debtors, either (i) Cash in an amount equal to one hundred percent (100%) of the amount of such Allowed Secured Claim, (ii) the proceeds of the sale or disposition of the Collateral securing such Allowed Secured Claim to the extent of the value of the holder's secured interest in such Collateral,
(iii) the Collateral securing such Allowed Secured Claim, or (iv) such other distribution as necessary to satisfy the requirements of section 1124 of the Bankruptcy

Code. In the event the Reorganized Debtors treat a Claim under clause (i) or
(ii) of this Section, the Liens securing such Secured Claim shall be deemed released.

            4.4. ORION GENERAL UNSECURED CLAIMS (CLASS 4).

            Each holder of an Allowed Orion General Unsecured Claim shall (A) receive on each Distribution Date, in full satisfaction of such Claim, its Class 4 Pro Rata Share of (i) 8,995,845 shares of New Loral Common Stock and (ii) the New FSS Notes and (B) have the right to participate in the Rights Offering on account of its Orion General Unsecured Claim to the extent of such holder's Rights Participation Claim Amount, on the terms and subject to the conditions of
Section 9 of the Plan of Reorganization. In any distribution made to the holder of an Allowed Orion General Unsecured Claim, there shall be deducted therefrom the amount of all shares of New Loral Common Stock and New FSS Notes previously distributed to such holder on account of such Allowed Orion General Unsecured Claim in any distribution made prior thereto.

            4.5. LORAL GENERAL UNSECURED CLAIMS (CLASS 5).

            Each holder of an Allowed Loral General Unsecured Claim shall receive from New Loral Alternative A set forth below if Class 5 accepts the Plan of Reorganization or Alternative B set forth below if Class 5 rejects the Plan of Reorganization.

            (a)   Alternative A.

                  (i) Distribution. Subject to the second paragraph of this Subsection 4.5(a)(i) and the occurrence of an Oversubscription or Undersubscription (see Subsections 4.5(a)(ii) and 4.5(a)(iii)), each holder of an Allowed Loral General Unsecured Claim shall receive on each Distribution Date, in full satisfaction of such Claim, (A) in the case of each Stock Subscriber, 18,265.7 shares of New Loral Common Stock for each $1,000,000 of such holder's Allowed Loral General Unsecured Claim, or (B) in the case of each Cash Subscriber, Cash in an amount equal to such holder's Cash Subscriber Pro Rata Share of $30,000,000.

            Notwithstanding any provision of the Plan of Reorganization to the contrary, in no event shall the holders of Allowed Loral General Unsecured Claims receive, in the aggregate, in excess of (A) the Class 5 New Loral Common Stock and (B) Cash in the aggregate amount of $30,000,000.

                  (ii) Oversubscription. In the event of an Oversubscription of New Loral Common Stock, (A) each Stock Subscriber shall receive on each Distribution Date, in full satisfaction of such Claim, (1) a number of shares of New Loral Common Stock equal to the product of (x) the Class 5 New Loral Common Stock multiplied by (y) a fraction, the numerator of which is the amount of such holder's Allowed Loral General Unsecured Claim and the denominator of which is the aggregate amount of all Allowed Loral General Unsecured Claims held by all Stock Subscribers and (2) Cash on account of such holder's Remaining Claim in an amount equal to such holder's pro rata share of $30,000,000 (based upon the aggregate amount of Allowed Loral General Unsecured Claims of Cash Subscribers and Remaining Claims of Stock Subscribers), and (B) each Cash Subscriber shall receive Cash in an amount equal to such holder's Oversubscription Pro Rata Share of $30,000,000.

                  (iii) Undersubscription. In the event of an Undersubscription of New Loral Common Stock, (A) each Stock Subscriber shall receive on each Distribution Date, in full satisfaction of such Claim, 18,265.7 shares of New Loral Common Stock for each $1,000,000 of such holder's Allowed Loral General Unsecured Claim and (B) each Cash Subscriber shall receive a distribution equal to such holder's Cash Subscriber Pro Rata Share of $30,000,000 and (2) such holder's Cash Subscriber Pro Rata

Share of the Net Available Shares (based upon the aggregate amount of Allowed Loral General Unsecured Claims of Cash Subscribers).

                  (iv) Adjustment. In any distribution made to the holder of an Allowed Loral General Unsecured Claim under this Subsection 4.5(a), there shall be deducted therefrom the amount of all shares of New Loral Common Stock and/or Cash previously distributed to such holder on account of such Allowed Loral General Unsecured Claim in any distribution made prior thereto.

                  (v) Election Form and Treatment of Disputed Claims. Each holder of an Allowed Loral General Unsecured Claim as of the Voting Record Date shall have the right to elect on a properly completed and timely delivered Election Form to be treated as either a Stock Subscriber or Cash Subscriber. Any holder of Allowed Loral General Unsecured Claim as of the Voting Record Date who fails to properly complete and timely deliver an Election Form shall be and shall be irrevocably treated as a Cash Subscriber. Any holder of a Disputed Claim as of the Voting Record Date that later becomes an Allowed Loral General Unsecured Claim shall be and shall be treated irrevocably as a Cash Subscriber.

            (b) Alternative B. Each holder of an Allowed Loral General Unsecured Claim shall receive from New Loral on each Distribution Date, in full satisfaction of such Claim, its Class 5 Combined Pro Rata Share of the New Loral Common Stock Balance. In any distribution made to the holder of an Allowed Loral General Unsecured Claim, there shall be deducted therefrom the amount of all shares of New Loral Common Stock previously distributed to such holder on account of such Allowed Loral General Unsecured Claim in any distribution made prior thereto.

            4.6. LTD. GENERAL UNSECURED CLAIMS (CLASS 5A).

            Each holder of an Allowed Ltd. General Unsecured Claim shall receive from New Loral Alternative A set forth below if Class 5 accepts the Plan of Reorganization or Alternative B set forth below if Class 5 rejects the Plan of Reorganization.

            (a) Alternative A. Each holder of an Allowed Ltd. General Unsecured Claim shall receive from New Loral on each Distribution Date, in full satisfaction of such Claim, its Class 5A Pro Rata Share of a number of shares of the New Loral Common Stock equal to (i) the New Loral Common Stock Balance minus
(ii) the Class 5 New Loral Common Stock. In any distribution made to the holder of an Allowed Ltd. General Unsecured Claim, there shall be deducted therefrom the amount of all shares of New Loral Common Stock previously distributed to such holder on account of such Allowed Ltd. General Unsecured Claim in any distribution made prior thereto.

            (b) Alternative B. Each holder of an Allowed Ltd. General Unsecured Claim shall receive from New Loral on each Distribution Date, in full satisfaction of such Claim, its Class 5A Combined Pro Rata Share of the New Loral Common Stock Balance. In any distribution made to the holder of an Allowed Ltd. General Unsecured Claim, there shall be deducted therefrom the amount of all shares of New Loral Common Stock previously distributed to such holder on account of such Allowed Ltd. General Unsecured Claim in any distribution made prior thereto.

            4.7. LTD. PREFERRED STOCK INTERESTS (CLASS 6).

            Each holder of a Ltd. Preferred Stock Interest shall not receive or retain any interest or property under the Plan of Reorganization and all Ltd. Preferred Stock Interests shall be cancelled and extinguished.

            4.8. OTHER EQUITY INTERESTS (CLASS 7).

            Each holder of an Other Equity Interest shall not receive or retain any interest or property under the Plan of Reorganization and all Other Equity Interests shall be cancelled and extinguished (other than any Other Equity Interests held by another Debtor or Non-Debtor and subject to Section 5.3).

            4.9. SECURITIES LITIGATION CLAIMS (CLASS 8).

            Each holder of an Allowed Securities Litigation Claim shall not receive or retain any interest or property under the Plan of Reorganization on account of such Securities Litigation Claim. The treatment of Securities Litigation Claims under the Plan of Reorganization is in accordance with and gives effect to the provisions of section 510(b) of the Bankruptcy Code.

      SECTION 5. MEANS FOR IMPLEMENTATION

            5.1. SUBSTANTIVE CONSOLIDATION OF THE DEBTORS.

            (a) Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Consolidated Debtors for all purposes related to the Plan of Reorganization, including, without limitation, for purposes of voting, confirmation, and distribution. On and after the Effective Date, (i) all assets and liabilities of the Consolidated Debtors shall be treated, for purposes of the Plan of Reorganization, including, without limitation, for purposes of voting, confirmation, and distribution, as though they were merged, (ii) no distributions shall be made under the Plan of Reorganization on account of any Equity Interest held by a Consolidated Debtor in any other Consolidated Debtor, (iii) all guarantees of any Consolidated Debtor of the obligations of any other Consolidated Debtor shall be eliminated so that any Claim against any Consolidated Debtor and any guarantee thereof executed by any other Consolidated Debtor and any joint or several liability of any of the Consolidated Debtors shall be one obligation of the Consolidated Debtors and (iv) each and every Claim filed or to be filed in the Reorganization Cases of any of the Consolidated Debtors shall be deemed filed against the Consolidated Debtors and shall be one Claim against and obligation of the Consolidated Debtors.

            (b) Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of Consolidated Orion for all purposes related to the Plan of Reorganization, including, without limitation, for purposes of voting, confirmation, and distribution. On and after the Effective Date, (i) all assets and liabilities of Consolidated Orion shall be treated, for purposes of the Plan of Reorganization, including, without limitation, for purposes of voting, confirmation, and distribution, as though they were merged,
(ii) no distributions shall be made under the Plan of Reorganization on account of any Equity Interest held by Consolidated Orion in any of Orion or its Debtor subsidiaries, (iii) all guarantees of Orion or its Debtor subsidiaries of any of Consolidated Orion shall be eliminated so that any Claim against Consolidated Orion and any guarantee thereof executed by Orion or its Debtor subsidiaries and any joint or several liability of any of Orion and its Debtor subsidiaries shall be one obligation of Consolidated Orion and (iv) each and every Claim filed or to be filed in the Reorganization Cases of Orion or its Debtor subsidiaries shall be deemed filed against Consolidated Orion and shall be one Claim against and obligation of Consolidated Orion.

            The substantive consolidation effected pursuant to Subsections 5.1(a) and 5.1(b) shall not (other than for purposes related to funding distributions under the Plan of Reorganization and as set forth above in such sections) affect: (i) the legal and organizational structure of the Debtors;
(ii) pre and post-Commencement Date guarantees, Liens, and security interests that are required to be maintained (A) in connection with executory contracts or unexpired leases that were entered into during the Reorganization Cases or that have been or will be assumed or (B) pursuant to the Plan of Reorganization; or (iii) distributions out of any insurance policies or proceeds of such policies.

            5.2. COMPROMISE AND SETTLEMENT.

            The Debtors allege that substantive consolidation of the Consolidated Debtors is appropriate. Certain holders of Loral General Unsecured Claims dispute this allegation. Pursuant to Bankruptcy Rule 9019, Alternative A in Subsection 4.5(a) and Alternative A in Subsection 4.6(a) of the Plan of Reorganization effect a proposed compromise and settlement of issues relating to the substantive consolidation of the Consolidated Debtors, the designated value of the New Loral Common Stock for Plan of Reorganization purposes, and the assumed enterprise and equity values of the Reorganized Debtors. In order to resolve the dispute, holders of Loral General Unsecured Claims will receive a distribution premium pursuant to Alternative A in Subsection 4.5(a) of the Plan of Reorganization, as compared to Alternative B, if Class 5 accepts the Plan of Reorganization.

            5.3. RESTRUCTURING TRANSACTIONS.

            (a) On the Effective Date, and in accordance with the terms of an order of the Supreme Court of Bermuda, the assets of Ltd. and Licensing Ltd. (including, without limitation, the Debtor Intercompany Claim against Loral Corp., subject to possible reduction in amount in accordance with Section 5.7 of the Plan of Reorganization) shall be transferred to New Loral or a wholly-owned first-tier subsidiary of New Loral in exchange for the New Loral Common Stock to be distributed to holders of Allowed Claims against Ltd. and Licensing Ltd. pursuant to the Plan of Reorganization.

            (b) On or as of the Effective Date, or as soon thereafter as practicable, within the discretion of the Debtors, but subject to the consent of the Creditors' Committee, and without further motion to or order of the Bankruptcy Court, the Debtors may, notwithstanding any other transactions described in this Section 5.3, merge, dissolve, transfer assets, or otherwise consolidate any of the Debtors in furtherance of the Plan of Reorganization (including, without limitation, into one or more newly formed, wholly owned, direct or indirect subsidiaries of New Loral). It is the current intention of the Debtors to utilize this provision to merge, dissolve, or otherwise consolidate certain of their affiliates and transfer certain executory contracts, unexpired leases, and other assets to the surviving affiliates. Any such transaction may be effected on or subsequent to the Effective Date without any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession, or the Reorganized Debtors. A list of the subsidiaries that will be merged or dissolved and the assets to be transferred, will be included in the Plan Supplement, and may include: (i) the merger, dissolution or consolidation into New FSS of certain of the subsidiaries of Loral Corp. other than SS/L and its respective subsidiaries; and (ii) the merger, dissolution or consolidation into New SS/L of certain of the subsidiaries of SS/L.

            5.4. CANCELLATION AND SURRENDER OF EXISTING SECURITIES AND
AGREEMENTS.

            (a) Except (i) as otherwise expressly provided in the Plan of Reorganization, (ii) with respect to executory contracts or unexpired leases that have been assumed by the Debtors, (iii) for purposes of evidencing a right to distributions under the Plan of Reorganization, or (iv) with respect to any Claim that is reinstated and rendered unimpaired under the Plan of Reorganization, on the Effective Date, the promissory notes, share certificates, Ltd. Notes, Orion 10% Notes, Orion Stub Notes, the Indentures and other instruments evidencing any Claims or Equity Interests shall be deemed automatically cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the agreements, indentures, and certificates of designations governing such Claims and Equity Interests, as the case may be, shall be discharged;

provided, however, that the Ltd. Notes, Orion 10% Notes, Orion Stub Notes and the Indentures shall continue in effect solely for the purposes of (i) allowing the noteholders to receive their distributions under the Plan of Reorganization,
(ii) allowing the Indenture Trustee to make the distributions, if any, to be made on account of the Ltd. Notes, Orion 10% Notes and Orion Stub Notes and
(iii) permitting each Indenture Trustee to assert its Charging Lien against such distributions for payment of the Indenture Trustee Fees.

            (b) Each holder of the Ltd. Notes, Orion 10% Notes or Orion Stub Notes shall surrender such note(s) to the pertinent Indenture Trustee, or in the event such note(s) are held in the name of, or by a nominee of, the Depository Trust Company, the Debtors shall seek the cooperation of the Depository Trust Company to provide appropriate instructions to the pertinent Indenture Trustee. No distributions hereunder shall be made for or on behalf of any such holder unless and until such note is received by the Indenture Trustee or appropriate instructions from the Depository Trust Company shall be received by the respective Indenture Trustee, or the loss, theft or destruction of such note is established to the reasonable satisfaction of the Indenture Trustee, which satisfaction may require such holder to (i) submit a lost instrument affidavit and an indemnity bond and (ii) hold the Debtors and the Indenture Trustees harmless in respect of such note and any distributions made in respect thereof. Upon compliance with this section by a holder of any note, such holder shall, for all purposes under this Plan of Reorganization, be deemed to have surrendered such note. Any holder of Ltd. Notes, Orion 10% Notes, or Orion Stub Notes that fails to surrender such note or satisfactorily explain its non-availability to the applicable Indenture Trustee within one (1) year of the Effective Date shall be deemed to have no further Claim against the Debtors, or their property or the applicable Indenture Trustee in respect of such Claim and shall not participate in any distribution hereunder, and the distribution that would have otherwise been made to such holder shall be distributed by the applicable Indenture Trustee to all holders who have surrendered their notes or satisfactorily explained their non-availability to the applicable Indenture Trustee within one (1) year after the Effective Date.

            5.5. SECTION 1145 EXEMPTION.

            To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable nonbankruptcy law, the issuance under the Plan of Reorganization of the New Loral Common Stock, the New FSS Notes, the Subscription Rights and the Additional New FSS Notes will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

            5.6. HART-SCOTT-RODINO COMPLIANCE.

            Any shares of New Loral Common Stock to be distributed under the Plan of Reorganization to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

            5.7. DEBTOR INTERCOMPANY CLAIMS.

            All Debtor Intercompany Claims shall be reviewed by the Debtors, in consultation with the Creditors' Committee, and the Reorganized Debtors and adjusted, continued, or discharged by the Debtors, with the consent of the Creditors' Committee, or the Reorganized Debtors, in their sole discretion. Any such transaction may be effected on or subsequent to the Effective Date without any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession, or the Reorganized Debtors.

            5.8. NON-DEBTOR INTERCOMPANY CLAIMS.

            All Non-Debtor Intercompany Claims shall be reviewed by the Debtors, in consultation with the Creditors' Committee, and the Reorganized Debtors and adjusted, continued, or discharged by the Debtors, with the consent of the Creditors' Committee, or the Reorganized Debtors, in their sole discretion. Any such transaction may be effected on or subsequent to the Effective Date without any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession, or the Reorganized Debtors.

      SECTION 6. VOTING AND DISTRIBUTIONS

            6.1. VOTING OF CLAIMS.

            Each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan of Reorganization pursuant to Section 3 of the Plan of Reorganization shall be entitled to vote separately to accept or reject the Plan of Reorganization as provided in such order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan of Reorganization, or any other order or orders of the Bankruptcy Court.

            6.2. NONCONSENSUAL CONFIRMATION.

            If any impaired class of Claims entitled to vote shall not accept the Plan of Reorganization by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to undertake to have the Bankruptcy Court confirm the Plan of Reorganization under section 1129(b) of the Bankruptcy Code. The Debtors intend to undertake to have the Bankruptcy Court confirm the Plan of Reorganization under section 1129(b) of the Bankruptcy Code with respect to Class 6, Class 7 and Class 8.

            6.3. DISTRIBUTION RECORD DATE.

            New Loral and any party responsible for making distributions pursuant to Section 6.6 of the Plan of Reorganization shall have no obligation to recognize any transfer of any Claims occurring after the Distribution Record Date. New Loral and any party responsible for making distributions pursuant to
Section 6.6 of the Plan of Reorganization shall instead be authorized and entitled to recognize and deal for all purposes under the Plan of Reorganization with only those record holders stated on the Claims register as of the close of business on the Distribution Record Date.

            6.4. DATE OF DISTRIBUTIONS.

            Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall occur on the Effective Date or as soon thereafter as is practicable. In the event that any payment or act under the Plan of Reorganization is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

            6.5. DISBURSING AGENT.

            All distributions under the Plan of Reorganization shall be made by New Loral (or such other entity designated by New Loral), as Disbursing Agent, on or after the Effective Date or under Section 6.6 of the Plan of Reorganization. Each Indenture Trustee, or such other entity designated by the

Indenture Trustee, shall be the disbursing agent for its respective Note Claims. A Disbursing Agent, or any disbursing agent designated by the Indenture Trustee for its respective Note Claims, shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent, or any disbursing agent designated by the Indenture Trustee for its respective Note Claims, is so ordered, all costs and expenses of procuring any such bond or surety shall be borne by New Loral.

            6.6. DELIVERY OF DISTRIBUTIONS.

            (a) General. Subject to Bankruptcy Rule 9010, all distributions to holders of Allowed Claims shall be made at the address of the holder thereof as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents or in a letter of transmittal unless the Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder.

            New Loral shall deliver all distributions in respect of Allowed Ltd. Note Claims, Allowed Orion 10% Note Claims and Allowed Orion Stub Note Claims to the respective Indenture Trustee under the Ltd. Notes, the Orion 10% Notes and the Orion Stub Notes or such other entity designated by the Indenture Trustee as the disbursing agent under the Ltd. Notes, Orion 10% Notes and the Orion Stub Notes. Upon delivery of the foregoing distributions to the Indenture Trustee or such designee, New Loral shall be released of all liability with respect to the delivery of such distributions. The distributions to be made under the Plan of Reorganization to holders of Allowed Note Claims shall be made to the respective Indenture Trustee or its designee, which, subject to the right of such Indenture Trustee to assert its Charging Lien against such distributions, shall transmit the distributions to the holders of such Allowed Note Claims. New Loral shall provide whatever reasonable assistance may be required by the Indenture Trustees or their designees with respect to such distributions.

            As of the close of business on a Business Day that is an appropriate period of time prior to the Initial Distribution Date, (i) the Claims register shall be closed, (ii) the transfer books and records as maintained by each Indenture Trustee or its agent shall be closed and (iii) any transfer of any Note Claim or any interest therein shall be prohibited. The Debtors, New Loral and each Indenture Trustee shall have no obligation to recognize any transfer of any Note Claims occurring after the close of business after such date.

            (b) Withholding and Reporting Requirements. In connection with the Plan of Reorganization and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any distribution under the Plan of Reorganization, including any party described in Section 6.5 above, shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan of Reorganization shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan of Reorganization shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution. Any party issuing any instrument or making any distribution under the Plan of Reorganization has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations

            (c) JPL Fee and Expense Claim Reserve. On the Effective Date, the JPL Fee and Expense Claim Reserve will be funded by New Loral in an amount sufficient to fund all of the fees and expenses of the JPLs and their retained professionals incurred and unpaid prior to the Effective Date

(excluding those fees and expenses which have been disallowed by the Supreme Court of Bermuda under the terms of the Fee Protocol and which are not subject to any ongoing dispute). On the Effective Date, New Loral will assume all of the obligations of the Bermudian Debtors under the Fee Protocol.

            (d) Post-Effective Date Fees and Expenses of the JPLs. On the Effective Date, New Loral shall deposit an amount to be agreed upon by the Debtors, the Creditors' Committee and the JPLs in a bank account in Bermuda designated by and under the sole control of the JPLs, which account shall be an interest-bearing account subject to the exclusive jurisdiction of the Supreme Court of Bermuda for the payment of the JPLs and their retained professionals' fees and expenses incurred on or after the Effective Date in the provisional liquidations, in accordance with the Fee Protocol. In the event that such JPL Fee and Expense Claims in the provisional liquidations are determined by the Supreme Court of Bermuda to be less than the agreed upon amount described in the first sentence of this subparagraph, any balance will be returned to New Loral.

            (e) Costs of Liquidation. On the Effective Date, New Loral shall deposit an amount to be agreed upon by the Debtors, the Creditors' Committee and the JPLs in a bank account in Bermuda designated by and under the sole control of the JPLs, which account shall be an interest-bearing account subject to the exclusive jurisdiction of the Supreme Court of Bermuda for the liquidations of the Bermudian Debtors (the "Bermuda Liquidation Fund"). The Bermuda Liquidation Fund will, subject to the provisions of Section 6.6(f) of the Plan of Reorganization, be used to fund the liquidation of the Bermudian Debtors; provided, however, that any provisional liquidators and, subsequently, liquidators of the Bermudian Debtors will be required to carry out only their statutory obligations under Bermuda law. In the event that, following the making of winding up orders in respect of the Bermudian Debtors, the JPLs do not act as provisional liquidators (and, subsequently, liquidators) of the Bermudian Debtors, the JPLs shall, upon the making of the winding up orders, transfer the Bermuda Liquidation Fund to such other person(s) so acting as provisional liquidators (and, subsequently, liquidators). Following the conclusion of the liquidations of the Bermudian Debtors under Bermuda law, any unused fees and expenses in the Bermuda Liquidation Fund and the Bermuda Contingency Fund shall be distributed to New Loral.

            (f) Bermuda Contingency Fund. Upon the making of any winding up order in respect of the Bermudian Debtors, the JPLs will transfer from the Bermuda Account, free and clear of liens, claims, and encumbrances, to any provisional liquidators an amount to be agreed upon by the Debtors, the Creditors' Committee and the JPLs on account of any unanticipated fees and expenses of the liquidations of the Bermudian Debtors (the "Bermuda Contingency Fund"). In the event that any unforeseen circumstances arise which require such provisional liquidators or liquidators to draw on the Bermuda Contingency Fund, they shall give New Loral at least seven (7) days prior notice of the purpose of the draw, the payee, and the amount of such draw, and New Loral shall have the option to fund such amount directly in lieu of a draw being made against the Bermuda Contingency Fund.

            6.7. UNCLAIMED DISTRIBUTIONS.

            In the event that any distribution to any holder is returned as undeliverable, New Loral shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until New Loral or New FSS, as applicable, has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interest in property shall revert to New Loral or New FSS, as applicable, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

            6.8. MANNER OF PAYMENT UNDER PLAN OF REORGANIZATION.

            (a) All distributions of New Loral Common Stock and Cash to the creditors of the Debtors under the Plan of Reorganization, as applicable, shall be made by the Disbursing Agent on behalf of the Reorganized Debtors. Where the applicable Reorganized Debtor (determined without regard to Section 5.1 of the Plan of Reorganization) is a subsidiary of New Loral, New Loral shall make a capital contribution, either directly or indirectly, to the applicable Reorganized Debtor of an amount of New Loral Common Stock, or Cash to be distributed to the creditors of such Debtor, but only at such time as, and to the extent, the amounts are actually distributed to holders of Allowed Claims. Any distributions of New Loral Common Stock that revert to New Loral or are otherwise canceled (such as to the extent any distributions have not been claimed within one year or are forfeited pursuant to Section 6.7 of the Plan of Reorganization) shall revest solely in New Loral, and any applicable Reorganized Debtor (other than New Loral) shall not have (nor shall it be considered to ever have had) any ownership interest in the amounts distributed.

            (b) At the option of the Debtors, any Cash payment to be made hereunder may be made by a check or wire transfer.

            (c) All distributions of New FSS Notes and Additional New FSS Notes shall be made by New FSS.

            6.9. FRACTIONAL SHARES.

            No fractional shares of New Loral Common Stock shall be distributed under the Plan of Reorganization. When any distribution pursuant to the Plan of Reorganization on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Loral Common Stock that is not a whole number, the actual distribution of shares of New Loral Common Stock shall be rounded as follows: (i) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number and (ii) fractions of less than one-half (1/2) shall be rounded to the next lower whole number with no further payment or other distribution therefor. The total number of authorized shares of New Loral Common Stock to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the rounding provided in this Section 6.9.

            6.10. FRACTIONAL NOTES.

            The New FSS Notes and the Additional New FSS Notes shall not be distributed in denominations of less than one thousand ($1,000) dollars. When any distribution pursuant to the Plan of Reorganization on account of an Allowed Claim would otherwise result in the issuance of an amount of the New FSS Notes and the Additional New FSS Notes that is not a multiple of one thousand (1,000), the actual distribution of the New FSS Notes and the Additional New FSS Notes shall be rounded as follows: (i) denominations of five hundred ($500) dollars or greater than shall be rounded up to one thousand ($1,000) dollars; and (ii) denominations less than five hundred ($500) dollars shall be rounded down to zero with no further payment therefor. The total amount of the New FSS Notes to be distributed to holders of Allowed Claims and the total amount of the Additional New FSS Notes that may be purchased pursuant to the Rights Offering shall be adjusted as necessary to account for the rounding provided in this
Section 6.10.

            6.11. REGISTRATION OF NEW LORAL COMMON STOCK.

            Each Registration Rights Holder shall have the right to become a party to the Registration Rights Agreement on the Effective Date. The Registration Rights Agreement shall be acceptable to MHR Fund Management LLC, as Registration Rights Holder.

            6.12. SETOFFS.

            The Debtors may, but shall not be required to, setoff against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made) any Claims of any nature whatsoever that the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such Claim the Debtors may have against the holder of such Claim.

            6.13. ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND
INTEREST.

            To the extent that any Allowed Claim entitled to a distribution under the Plan of Reorganization consists of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

      SECTION 7. PROCEDURES FOR DISPUTED CLAIMS

            7.1. OBJECTIONS TO CLAIMS.

            The Reorganized Debtors shall be entitled to object to all Claims. Any objections to Claims shall be served and filed on or before the later of (i) one hundred twenty (120) days after the Effective Date, as such time may be extended by order of the Bankruptcy Court and (ii) such later date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (i) above.

            7.2. PAYMENTS AND DISTRIBUTIONS WITH RESPECT TO DISPUTED CLAIMS.

            (a) Notwithstanding any other provision in the Plan of Reorganization, if any portion of a Claim is disputed, no payment or distribution provided hereunder shall be made on account of any portion of such Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim.

            (b) In the event Subsection 4.5(b) of the Plan of Reorganization is operative, the Disbursing Agent shall withhold from the New Loral Common Stock to be distributed to holders of Allowed Loral General Unsecured Claims an amount that would be distributable in respect of any disputed Loral General Unsecured Claim had such Claim been Allowed on the Effective Date, and shall hold such stock in escrow (the "Loral Disputed Claims Reserve") pending resolution of the Disputed Claims, together with all earnings thereon (net of any expenses relating thereto, including any taxes imposed thereon or otherwise payable by the reserve).

            (c) The Disbursing Agent shall withhold from the New Loral Common Stock and the New FSS Notes to be distributed to holders of Allowed Orion General Unsecured Claims an amount that would be distributable in respect of any disputed Orion General Unsecured Claim had such Claim been Allowed on the Effective Date, and shall hold such stock and notes in escrow (the "Orion Disputed Claims Reserve") pending resolution of the Disputed Claims, together with all earnings thereon (net of any expenses relating thereto, including any taxes imposed thereon or otherwise payable by the reserve).

            (d) The Disbursing Agent shall withhold from the New Loral Common Stock to be distributed to holders of Allowed Ltd. General Unsecured Claims an amount that would be distributable in respect of any disputed Ltd. General Unsecured Claim had such Claim been Allowed on the Effective Date, and shall hold such stock in escrow (the "Ltd. Disputed Claims Reserve" and, together with the Loral Disputed Claims Reserve and the Orion Disputed Claims Reserve, the "Disputed Claims Reserves") pending resolution of the Disputed Claims, together with all earnings thereon (net of any expenses relating thereto, including any taxes imposed thereon or otherwise payable by the reserve).

            (e) Any New Loral Common Stock and/or New FSS Notes reserved under Sections 7.2(b), (c) and (d) shall be voted by the Disbursing Agent proportionally in the same manner as the other New Loral Common Stock and/or New FSS Notes, as applicable, are voted.

            7.3. DISTRIBUTIONS AFTER RESOLUTION OF DISPUTED CLAIMS.

            On the next Distribution Date after a Disputed Claim becomes an Allowed Claim, the Disbursing Agent shall distribute to the holder of such Claim, the property distributable with respect to such Claim in accordance with Sections 4.4, 4.5 and 4.6 of the Plan of Reorganization, as applicable, and any net earnings attributable thereto. To the extent that all or a portion of a Disputed Claim is disallowed, the holder of such Claim shall not receive any distribution on account of the portion of such Claim that is disallowed and any property withheld pending the resolution of such Claim shall be reallocated in accordance with Sections 4.4, 4.5 and 4.6 of the Plan of Reorganization, together with any net earnings attributable thereto.

            7.4. TAX TREATMENT OF DISPUTED CLAIMS RESERVES.

            (a) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Disbursing Agent of a private letter ruling if the Disbursing Agent so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent), the Disbursing Agent shall (i) treat each Disputed Claims Reserve as a discrete trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim, in accordance with the trust provisions of the Tax Code (section 641 et. seq.), and (ii) to the extent permitted by applicable law, shall report consistent with the foregoing for state and local income tax purposes. All holders of Disputed Claims shall report, for tax purposes, consistent with the foregoing.

            (b) The Disbursing Agent may request an expedited determination of taxes of the Disputed Claims Reserves under section 505(b) of the Bankruptcy Code for all tax returns filed for or on behalf of the Disputed Claims Reserves for all taxable periods through the date of dissolution of such trust.

            7.5. TREATMENT AND DISTRIBUTIONS AFTER ALLOWANCE.

            After such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the holder thereof shall be distributed the distributions, if any, to which such holder is then entitled as provided in the Plan of Reorganization. Such distributions shall be made as soon as practicable after
(i) the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim (or portion thereof) becomes a Final Order, (ii) the date on which any objection to such Disputed Claim has been withdrawn in accordance with
Section 7.1 of the Plan of Reorganization, or (iii) the date on which such Disputed Claim has been settled, compromised or otherwise resolved in accordance with Section 7.1 of the Plan of Reorganization, but in no event more than thirty
(30) days thereafter.

            7.6. RESOLUTION OF ADMINISTRATIVE EXPENSE CLAIMS AND CLAIMS.

            On and after the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Administrative Expense Claims and Claims and to compromise, settle, or otherwise resolve any disputed Administrative Expense Claims and disputed Claims without approval of the Bankruptcy Court, other than with respect to Administrative Expense Claims relating to compensation of professionals.

            7.7. ESTIMATION OF CLAIMS.

            The Debtors, in consultation with the Creditors' Committee, and the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether any of the Debtors or the Reorganized Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors, in consultation with the Creditors' Committee, or the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

            7.8. INTEREST.

            To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest thereon.

      SECTION 8. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

            8.1. ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

            Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtors and any person or entity shall be deemed rejected by the Debtors as of the Effective Date, except for any executory contract or unexpired lease (i) that has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) as to which a motion for approval of the assumption of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date, or (iii) that is specifically designated as a contract or lease to be assumed on Schedule 8.1, which Schedule shall be contained in the Plan Supplement; provided, however, that the Debtors, subject to the consent of the Creditors' Committee, reserve the right, on or prior to the Confirmation Date, to amend Schedule 8.1 to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, either rejected or assumed as of the Effective Date. The Debtors shall provide notice of any amendments to Schedule 8.1 to the parties to the executory contracts and unexpired leases affected thereby and to the Creditors' Committee. The listing of a document on Schedule 8.1 shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

            A non-Debtor party to an executory contract or unexpired lease that is being rejected hereunder may request that the Debtors assume such contract or lease by sending written notice to New Loral, which notice shall include a waiver of any defaults (including any payment defaults) and any right to any cure payment under such contract or lease. New Loral may, but shall not be obligated to, assume such contract or lease without further action of the Bankruptcy Court.

            8.2. APPROVAL OF ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

            Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 8.1 of the Plan of Reorganization, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign, or reject the executory contracts and unexpired leases specified in
Section 8.1 of the Plan of Reorganization through the date of entry of an order approving the assumption, assumption and assignment, or rejection of such executory contracts and unexpired leases and (iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 8.1 of the Plan of Reorganization.

            8.3. INCLUSIVENESS.

            Unless otherwise specified on Schedule 8.1, each executory contract and unexpired lease listed or to be listed on Schedule 8.1 shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedule 8.1.

            8.4. CURE OF DEFAULTS.

            Except to the extent that different treatment has been agreed to by the non-debtor party or parties to any executory contract or unexpired lease to be assumed pursuant to Section 8.1 of the Plan of Reorganization, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within twenty (20) days of the Confirmation Date, file with the Bankruptcy Court and serve by first class mail on each non-debtor party to such executory contracts or unexpired leases to be assumed pursuant to Section 8.1 of the Plan of Reorganization, a pleading listing the cure amount as to each executory contract or unexpired lease to be assumed. The parties to such executory contracts or unexpired leases to be assumed by the Debtors shall have twenty (20) days from the date of service of such pleading to object to the cure amounts listed by the Debtors. If there are any objections filed, the Bankruptcy Court shall hold a hearing. Notwithstanding Section 8.1 of the Plan of Reorganization, the Debtors shall retain their rights to reject any of their executory contracts or unexpired leases that are subject to a dispute concerning amounts necessary to cure any defaults through the Effective Date.

            8.5. ASSIGNMENT.

            In furtherance of the Plan of Reorganization and in order to consummate the Restructuring Transactions provided in Section 5.3 of the Plan of Reorganization, on and after the Effective Date, pursuant to sections 105(a), 363 and 365 of the Bankruptcy Code, the Debtors and Reorganized Debtors may transfer and assign any of their executory contracts or unexpired leases that have not been rejected to any of their affiliates without any further act, authority or notice. Any executory contract or unexpired lease so transferred and assigned shall remain in full force and effect for the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such executory contract or unexpired lease (including those of the type described in sections 365(b)(2) of the Bankruptcy Code) that prohibits, restricts, or conditions such transfer or assignment. Any provision that prohibits, restricts or conditions the assignment or transfer of any such executory contract or unexpired lease or that terminates or modifies such executory contract or unexpired lease or allows the counterparty to such executory contract or unexpired lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment constitutes an unenforceable anti-assignment provision and is void and of no force or effect.

            8.6. REJECTION CLAIMS.

            In the event that the rejection of an executory contract or unexpired lease by the Debtors pursuant to the Plan of Reorganization results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon the attorneys for the Debtors on or before the date that is thirty (30) days after the later of (i) the Confirmation Date, (ii) notice of modification to Schedule 8.1, or (iii) such later rejection date that occurs as a result of a dispute concerning amounts necessary to cure any defaults.

            8.7. SURVIVAL OF THE DEBTORS' CORPORATE INDEMNITIES.

            Notwithstanding anything contained in the Plan of Reorganization to the contrary, unless specifically rejected by order of the Bankruptcy Court, any and all obligations of the Debtors to indemnify and reimburse persons who are or were directors, officers, agents and/or employees of the Debtors on the Commencement Date or any time thereafter against and for any obligations (including, without limitation, fees and expenses incurred by any of the members of the Board of Directors of any of the Debtors in connection with the Reorganization Cases) pursuant to articles of incorporation, codes of regulations, bylaws, applicable state law or specific agreement, or any combination of the foregoing, shall survive the confirmation of the Plan of Reorganization, shall remain unaffected thereby and in full force and effect as obligations of the Reorganized Debtors, and shall not be discharged in accordance with section 1141 of the Bankruptcy Code or otherwise, irrespective of whether indemnification or reimbursement is owed in connection with an event occurring before, on, or after the Commencement Date. In furtherance of the foregoing, the Reorganized Debtors shall maintain insurance for the benefit of such directors, officers, agents and/or employees at levels no less favorable than those existing as of the date of entry of the Confirmation Order for a period of no less than three years following the Effective Date.

            8.8. INSURANCE POLICIES.

            Notwithstanding anything contained in the Plan of Reorganization to the contrary, unless specifically rejected by order of the Bankruptcy Court, all of the Debtors' insurance policies and any agreements, documents or instruments relating thereto, are treated as executory contracts under the Plan of Reorganization and will be assumed pursuant to the Plan of Reorganization, effective as of the Effective Date. Nothing contained in this Section 8.8 shall constitute or be deemed a waiver of any cause of action that the Debtors may hold against any entity, including, without limitation, the insurer, under any of the Debtors' policies of insurance.

            8.9. COMPENSATION AND BENEFIT PROGRAMS.

            Notwithstanding anything contained in the Plan of Reorganization to the contrary, unless specifically rejected by order of the Bankruptcy Court, all employment and severance policies and workers' compensation programs, and all compensation and benefit plans, policies and programs of the Debtors applicable to their present and former employees, officers and directors, including, without express or implied limitation, all savings plans, retirement plans, supplemental retirement plans (including the Supplemental Executive Retirement Plan, as amended pursuant to the SERP Amendment), health care plans, disability plans, and life, accidental death, and dismemberment insurance plans, shall be deemed to be, and shall be treated as though they are, executory contracts that are deemed assumed under the Plan of Reorganization, and the Debtors' obligations under such plans, policies, and programs shall be deemed assumed pursuant to section 365(a) of the Bankruptcy Code, shall survive confirmation of the Plan of Reorganization, shall remain unaffected thereby, and shall not be discharged in accordance with section 1141 of the Bankruptcy Code. Any defaults existing under any of such plans, policies, and programs shall be cured promptly after they become known by the Reorganized Debtors. All severance benefits shall be treated as set forth in the Plan Supplement. The assumed plans shall be subject to modification in accordance with the terms thereof at the discretion of the New Loral Board.

            8.10. RETIREE BENEFITS.

            On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of and subject to section 1114 of the Bankruptcy Code) for the duration of the period for which the Debtors had obligated themselves to provide such benefits and subject to the right of the Reorganized Debtors to modify or terminate such retiree benefits in accordance with the terms thereof.

      SECTION 9. THE RIGHTS OFFERING

            9.1. ISSUANCE OF SUBSCRIPTION RIGHTS.

            Each holder of an Orion General Unsecured Claim shall have a Subscription Right entitling such holder to subscribe for up to its Additional New FSS Notes Pro Rata Share of Additional New FSS Notes. Holders of Orion General Unsecured Claims have the right, but not the obligation, to participate in the Rights Offering as provided herein. If, after the Voting Record Date but at least five (5) days prior to the Subscription Expiration Date, a holder of an Orion General Unsecured Claim is permitted to participate in the Rights Offering as a result of a Bankruptcy Court order estimating such Claim for the purpose of determining such holder's Rights Participation Claim Amount, such holder shall be permitted to participate in the Rights Offering to the same extent as a holder of a Rights Participation Claim Amount as of the Voting Record Date.

            9.2. SUBSCRIPTION PERIOD.

            The Rights Offering shall commence on the Subscription Commencement Date and shall expire on the Subscription Expiration Date. Each holder of an Orion General Unsecured Claim intending to participate in the Rights Offering must affirmatively elect to exercise its Subscription Right(s) on or prior to the Subscription Expiration Date. After the Subscription Expiration Date, unexercised Subscription Rights shall be treated as acquired by the Backstop Purchaser and any exercise of such Subscription Rights by any entity other than the Backstop Purchaser shall be null and void and the Debtors shall not be obligated to honor any such purported exercise received by the Disbursing Agent after the Subscription Expiration Date, regardless of when the documents relating to such exercise were sent.

            9.3. SUBSCRIPTION PURCHASE PRICE.

            Each holder of Subscription Rights shall be required to pay such holder's Subscription Purchase Price for Additional New FSS Notes, or a lesser amount of Additional New FSS Notes, each in the face amount of $1,000, as such holder may determine, subject to rounding as provided in Section 6.10 of the Plan of Reorganization.

            9.4. EXERCISE OF SUBSCRIPTION RIGHTS.

            In order to exercise the Subscription Rights, each holder of an Orion General Unsecured Claim must: (a) return a duly completed Subscription Form to the Disbursing Agent so that such form is actually received by the Disbursing Agent on or before the Subscription Expiration Date; and (b) pay to the Disbursing Agent (on behalf of Orion) on or before the Subscription Expiration Date such holder's Subscription Purchase Price in accordance with the wire instructions set forth on the Subscription Form or by bank or cashier's check delivered to the Disbursing Agent along with the Subscription Form. If, on or prior to the Subscription Expiration Date, the Disbursing Agent for any reason does not receive from a given holder of Subscription Rights both a duly completed Subscription Form and immediately available funds in an amount equal to such holder's Subscription Purchase Price, such holder shall be deemed to have relinquished and waived its right to participate in the Rights Offering. The payments made in accordance with the Rights Offering shall be deposited and held by the Disbursing Agent in a trust account, or similarly segregated account or accounts which shall be separate and apart from the Disbursing Agent's general operating funds and any other funds subject to any Lien or any cash collateral arrangements and which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date, or such other later date, at the option of the Reorganized Debtors, but not later than twenty (20) days after the Effective Date. The Disbursing Agent shall not use such funds for any other purpose prior to such date and shall not encumber or permit such funds to be encumbered with any Lien or similar encumbrance. Notwithstanding the foregoing, in order for a holder of an Orion General Unsecured Claim to exercise its Subscription Right, such holder must provide its instruction to its bank, broker, or other nominee or to its agent. The bank, broker, or other nominee or its agent, in turn, must then convey the instruction on a master Subscription Form, and arrange for the proper payment either through the Depository Trust Company ("DTC") or, if DTC is unable to act as intermediary for subscription instructions and payments, by following the payment instructions outlined above.

            Each holder of an Orion General Unsecured Claim may exercise all or any portion of such holder's Subscription Rights pursuant to the Subscription Form but the exercise of any Subscription Rights shall be irrevocable. In order to facilitate the exercise of the Subscription Rights, on the Subscription Commencement Date, the Debtors will mail the Subscription Form to each holder of an Orion General Unsecured Claim as of the Voting Record Date together with appropriate instructions for the proper completion, due execution and timely delivery of the Subscription Form, as well as instructions for the payment of the applicable Subscription Purchase Price for that portion of the Subscription Rights sought to be acquired by such holder. As promptly as practicable (and, in any event, not later than ten (10) Business Days) following the Subscription Expiration Date, the Debtors will deliver to each holder of an Orion General Unsecured Claim that has sought to exercise its Subscription Rights a written statement specifying the portion of the Subscription Rights that was validly and effectively acquired by such holder giving effect to Section 9.6 hereof. The Debtors, with the consent of the Creditors' Committee, may adopt such additional detailed procedures consistent with the provisions of this Section 9 to more efficiently administer the exercise of the Subscription Rights.

            9.5. TRANSFER RESTRICTION; REVOCATION.

            The Subscription Rights are not transferable separate from the Orion General Unsecured Claims that give rise to them. Any such transfer or attempted transfer will be null and void and the Debtors will not treat any purported transferee as the holder of any Subscription Rights. Once the holder of an Orion General Unsecured Claim has properly exercised its Subscription Right, such exercise will not be permitted to be revoked.

            9.6. RIGHTS BACKSTOP PURCHASER.

            Any amount of Additional New FSS Notes not subscribed for pursuant to the Rights Offering shall be purchased by the Backstop Purchaser(s) at the same price provided in the Rights Offering. The Backstop Purchaser(s) shall pay to the Disbursing Agent, by wire transfer in immediately available funds on or prior to the Effective Date, Cash in an amount equal to the Subscription Purchase Price attributable to such amount of Additional New FSS Notes. The Disbursing Agent shall deposit such payment into the same trust account into which were deposited the Subscription Purchase Price payments of holders of Orion General Unsecured Claims on the exercise of their Subscription Rights.

            In consideration for its agreement to backstop the Rights Offering, each Backstop Purchaser shall receive a negotiated share of a backstop fee aggregating $1,500,000 in principal amount of Additional New FSS Notes (the "Backstop Fee"), which notes shall be issued as part of the New FSS Notes Indenture.

            9.7. RECALCULATION AS OF THE SUBSCRIPTION EXPIRATION DATE.

            The Additional New FSS Notes Pro Rata Share shall be recalculated on the Subscription Expiration Date to account for any subsequent allowances of Orion General Unsecured Claims and each properly exercising holder of an Orion General Unsecured Claim under the Rights Offering shall only be entitled to purchase the amount so calculated on such date and any amounts paid by such holders in excess of the amount authorized to be purchased shall be refunded, without interest, as soon as practicable after the Effective Date.

            9.8. DISTRIBUTION OF THE ADDITIONAL NEW FSS NOTES.

            On, or as soon as reasonably practicable after, the Effective Date, the Disbursing Agent shall distribute the Additional New FSS Note(s) purchased by each holder of an Orion General Unsecured Claim that has properly exercised its Subscription Rights to such holder and to the Backstop Purchaser.

            9.9. DISPUTED CLAIMS.

            For all purposes of this Section 9, each holder of an Orion General Unsecured Claim is entitled to participate in the Rights Offering solely to the extent of its Rights Participation Claim Amount, if any.

            9.10. SUBSEQUENT ADJUSTMENTS.

            If as a result of subsequent allowances of Orion General Unsecured Claims for purposes of participating in the Rights Offering more than all of the Additional New FSS Notes subject to the Rights Offering have been subscribed for as a result of the exercise of the Subscription Rights, each properly exercising holder of an Orion General Unsecured Claim shall be cut back pro rata based upon the principal amount of Additional New FSS Notes properly subscribed for by such holder, and the difference between the price actually paid by such exercising holder shall be refunded, without interest, as soon as reasonably practicable after the Effective Date.

            9.11. NO INTEREST.

            In the event all or any portion of the Subscription Purchase Price is repaid to the entity making such payment, no interest shall be paid thereon.

            9.12. VALIDITY OF EXERCISE OF SUBSCRIPTION RIGHTS.

            All questions concerning the timeliness, viability, form and eligibility of any exercise of Subscription Rights shall be determined by the Debtors in consultation with the Creditors' Committee, whose good faith determinations shall be final and binding. The Debtors, in their discretion reasonably exercised in good faith in consultation with the Creditors' Committee, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as they may determine, or reject the purported exercise of any Subscription Rights. Subscription Forms shall be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Debtors determine in their discretion reasonably exercised in good faith. The Debtors will use commercially reasonable efforts to give notice to any holder of an Orion General Unsecured Claim regarding any defect or irregularity in connection with any purported exercise of Subscription Rights by such holder and, with the consent of the Creditors' Committee, may permit such defect or irregularity to be cured within such time as they may determine in good faith to be appropriate; provided, however, that neither the Debtors nor the Disbursing Agent shall incur any liability for failure to give such notification.

      SECTION 10. PROVISIONS REGARDING CORPORATE GOVERNANCE OF THE REORGANIZED DEBTORS

            10.1. GENERAL.

            On the Effective Date, the management, control, and operation of the Reorganized Debtors shall become the general responsibility of the New Loral Board and the Reorganized Subsidiary Debtors' Boards, as applicable.

            10.2. DIRECTORS AND OFFICERS OF THE REORGANIZED DEBTORS.

            (a) New Loral Board. The members of the initial New Loral Board shall be disclosed not later than ten (10) days prior to the Confirmation Hearing. Each of the members of such initial New Loral Board shall serve in accordance with applicable nonbankruptcy law and the New Loral Certificate of Incorporation and New Loral Bylaws, as the same may be amended from time to time. The number of directors on the New Loral Board shall be determined by the Creditors' Committee. A majority of the directors shall be "independent" (within the meaning of the rules of the Securities and Exchange Commission and Nasdaq or other national securities exchange, as applicable). The New Loral Board shall consist of the current Chief Executive Officer of the Debtors, two designees appointed by such Chief Executive Officer (both of whom will be "independent"), the Vice Chairman of New Loral, and the designees appointed by the Creditors' Committee. The Creditors' Committee's designees (which shall not include the Chief Executive Officer, the Chief Executive Officer's designees and the Vice Chairman) will comprise a majority of the New Loral Board. One or more of the Creditors' Committee's designees shall be permitted not to become members of the New Loral Board until two (2) days after the Effective Date or such other number of days after the Effective Date determined by the Creditors' Committee.

            (b) Reorganized Debtors' Boards. The initial Reorganized Subsidiary Debtors' Boards shall be disclosed not later than ten (10) days prior to the Confirmation Hearing. Each of the members of such initial Reorganized Subsidiary Debtors' Boards shall serve in accordance with applicable nonbankruptcy law and the Reorganized Subsidiary Debtors' Certificates of Incorporation and Reorganized Subsidiary Debtors' Bylaws, as the same may be amended from time to time.

            (c) Officers. Effective as of the Effective Date, New Loral, New SS/L and New FSS, as applicable, shall enter into the New Loral Employment Contracts. The officers of the Reorganized Debtors, including New Loral, shall be disclosed not later than ten (10) days prior to the Confirmation Hearing. Each of the officers shall serve in accordance with applicable nonbankruptcy law, any applicable employment agreement, the New Loral Certificate of Incorporation or the Reorganized Subsidiary Debtors' Certificates of Incorporation, as applicable, or the New Loral Bylaws and Reorganized Subsidiary Debtors' Bylaws, as applicable, as the same may be amended from time to time.

            10.3. CERTIFICATES OF INCORPORATION AND BYLAWS.

            The New Loral Certificate of Incorporation, the New Loral Bylaws, the stock certificates of New Loral, the Reorganized Subsidiary Debtors' Certificates of Incorporation, the Reorganized Subsidiary Debtors' Bylaws, and the stock certificates of the Reorganized Debtors shall contain provisions necessary (i) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and bylaws as permitted by applicable law, and (ii) to effectuate the provisions of the Plan of Reorganization.

            10.4. AUTHORIZATION AND ISSUANCE OF NEW SECURITIES.

            The issuance of the following securities by New Loral and New FSS are hereby authorized without further act or action under applicable law, regulation, order, or rule:

            (a)   the New Loral Common Stock,

            (b)   the New FSS Notes,

            (c)   the Additional New FSS Notes,

            (d)   the Subscription Rights, and

            (e)   the Options.

            The New Loral Certificate of Incorporation shall provide that preferred stock of New Loral may be issued from time to time in one or more series. The New Loral Board shall be authorized, within the limitations and restrictions stated in the New Loral Certificate of Incorporation, to, among other things, fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, the redemption price or prices, the liquidation preferences of any preferred stock, and the number of shares constituting any such series and the designation thereof, or any of them.

            10.5. REGISTRATION AND LISTING OF NEW LORAL COMMON STOCK.

            New Loral shall use commercially reasonable efforts to cause the New Loral Common Stock to be registered under Section 12 of the Securities Exchange Act of 1934, as amended, and listed on the national market system of Nasdaq or such other national securities exchange for which it may qualify as soon as practicable after the Effective Date.

            10.6. NEW MANAGEMENT STOCK PLAN.

            The New Management Stock Plan shall be and shall be deemed to be adopted by New Loral and effective as of the Effective Date. The solicitation of votes on the Plan of Reorganization shall include and be deemed to be a solicitation for approval of the New Management Stock Plan by the holders of the New Loral Common Stock. Entry of the Confirmation Order shall constitute such approval.

      SECTION 11. EFFECT OF CONFIRMATION

            11.1. VESTING OF ASSETS.

            Upon the Effective Date, pursuant to section 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors shall vest in each of the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as provided in the Plan of Reorganization. The Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending case under any chapter or provision of the Bankruptcy Code.

            11.2. DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY INTERESTS.

            The rights afforded in the Plan of Reorganization and the payments and distributions to be made hereunder shall discharge all existing debts and Claims, and, except as provided in the Plan of Reorganization with regard to the Other Equity Interests held by the Debtors or the Non-Debtors, shall terminate all Equity Interests, of any kind, nature, or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in the Plan of Reorganization, upon the Effective Date, all existing Claims against the Debtors and Equity Interests in the Debtors shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors or assignees, or any of their assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Equity Interest, and whether or not the facts or legal bases therefore were known or existed prior to the Effective Date.

            11.3. DISCHARGE OF DEBTORS.

            Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided herein, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtors.

            11.4. INJUNCTION.

            Except as otherwise expressly provided in the Plan of Reorganization, all persons or entities who have held, hold or may hold Claims or Equity Interests and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals and affiliates, are permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest against the Debtors or Reorganized Debtors, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors or Reorganized Debtors, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors, or
(iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors, with respect to any such Claim or Equity Interest. Such injunction shall extend to any successors of the Debtors and Reorganized Debtors and their respective properties and interest in properties.

            11.5. TERM OF INJUNCTIONS OR STAYS.

            Unless otherwise provided, all injunctions or stays arising under or entered during the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

            11.6. INJUNCTION AGAINST INTERFERENCE WITH PLAN OF REORGANIZATION.

            Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals and affiliates shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan of Reorganization.

            11.7. EXCULPATION.

            Notwithstanding anything herein to the contrary, as of the Effective Date, none of (i) the Debtors and the Debtors' officers, directors, and employees, (ii) the Creditors' Committee and any subcommittee thereof, (iii) the Agent, (iv) the Indenture Trustees, (v) the JPLs, (vi) the accountants, financial advisors, investment bankers, agents and attorneys for the Debtors and
(vii) the directors, officers, partners, members, agents, representatives, accountants, financial advisors, investment bankers, or attorneys for any of the persons or entities described in (ii), (iii), (iv) and (v) of this Section 11.7 (but solely in their capacities as such) shall have or incur any liability for any claim, cause of action or other assertion of liability for any act taken or omitted to be taken since the Commencement Date in connection with, or arising out of, the Reorganization Cases, the formulation, dissemination, confirmation, consummation, or administration of the Plan of Reorganization, property to be distributed under the Plan of Reorganization, or any other act or omission in connection with the Reorganization Cases, the provisional liquidation of the Bermudian Debtors, the Plan of Reorganization, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that the foregoing shall not affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence.

            11.8. RELEASES OF REPRESENTATIVES.

            Effective as of the Confirmation Date but subject to the occurrence of the Effective Date, and in consideration of: (a) the services provided by the present and former directors, officers, employees, affiliates, agents, financial advisors, attorneys, and representatives of the Debtors to the Debtors who acted in such capacities after the Commencement Date; (b) the services of the Creditors' Committee; (c) the services of the Agent; (d) the services of each Indenture Trustee, and (e) the services of the JPLs, and their respective professionals in connection with the Reorganization Cases and the provisional liquidations of the Bermudian Debtors, (x) the Debtors and the Reorganized Debtors; (y) each holder of a Claim or Equity Interest that votes to accept the Plan of Reorganization (or is deemed to accept the Plan of Reorganization); and
(z) to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, each holder of a Claim or Equity Interest that does not vote to accept the Plan of Reorganization, shall release unconditionally and forever each present or former director, officer, employee, agent, financial advisor, attorney and representative (and their respective affiliates) of the Debtors who acted in such capacity after the Commencement Date, the Creditors' Committee, each member of the Creditors' Committee, the Agent, the Indenture Trustees, the JPLs, and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, parent corporations, subsidiaries, partners, affiliates and representatives from any and all claims or causes of action whatsoever in connection with, related to, or arising out of the Reorganization Cases, the pursuit of confirmation of the Plan of Reorganization, the consummation thereof, the administration thereof, or the property to be distributed thereunder, and the provisional liquidation of the Bermudian Debtors; provided, that the foregoing shall not operate as a waiver of or release from any causes of action arising out of the willful misconduct or gross negligence of any such person or entity.

            11.9. AVOIDANCE ACTIONS.

            From and after the Effective Date, the Reorganized Debtors shall have the right to prosecute any avoidance or equitable subordination or recovery actions under sections 105, 502(d), 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors or Debtors in Possession.

            11.10. RETENTION OF CAUSES OF ACTION/RESERVATION OF RIGHTS.

            (a) Except as provided in Section 11.8 hereof, nothing contained in the Plan of Reorganization or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or causes of action that the Debtors or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors, or representatives and (ii) the turnover of any property of the Debtors' estates.

            (b) Nothing contained in the Plan of Reorganization or the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, cause of action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by the Plan of Reorganization. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, causes of action, rights of setoff, and other legal or equitable defenses which the Debtors had immediately prior to the Commencement Date fully as if the Reorganization Cases had not been commenced, and all of the Reorganized Debtors' legal and equitable rights respecting any Claim left unimpaired by the Plan of Reorganization may be asserted after the Confirmation Date to the same extent as if the Reorganization Cases had not been commenced.

      SECTION 12. CONDITIONS PRECEDENT

            12.1. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.

            The occurrence of the Effective Date of the Plan of Reorganization is subject to the following conditions precedent:

            (a) the Confirmation Order, in form and substance reasonably satisfactory to the Debtors and the Creditors' Committee, shall have been entered and shall be in full force and effect and there shall not be a stay or injunction in effect with respect thereto;

            (b) the Reorganized Debtors shall have an amount of Cash on hand that the Debtors, with the consent of the Creditors' Committee, determine is sufficient to operate the Reorganized Debtors' businesses;

            (c) all actions, documents, and agreements necessary to implement the Plan of Reorganization, including, without limitation, all actions, documents, and agreements necessary to implement the Restructuring Transactions, shall have been effected or executed;

            (d) the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions, or documents that are determined by the Debtors and the Creditors' Committee to be necessary to implement the Plan of Reorganization and that are required by law, regulation, or order;

            (e) the New Loral Certificate of Incorporation and the Reorganized Subsidiary Debtors' Certificates of Incorporation shall have been filed with the Secretary of State of the State of Delaware;

            (f) each of the New Loral Certificate of Incorporation, New Loral Bylaws, Reorganized Subsidiary Debtors' Certificates of Incorporation, Reorganized Subsidiary Debtors' Bylaws, New Management Stock Plan, New Loral Employment Contracts, the Registration Rights Agreement and the SERP Amendment, in form and substance acceptable to the Debtors and the Creditors' Committee, shall be in full force and effect; and

            (g) the Subscription Expiration Date shall have occurred.

            The conditions precedent specified above may be waived in whole or in part by the Debtors and the Creditors' Committee in their sole discretion. Any such waiver may be effected at any time, without notice or leave or order of the Bankruptcy Court, and must be in writing.

            12.2. EFFECT OF FAILURE OF CONDITIONS TO EFFECTIVE DATE.

            In the event the conditions precedent specified in Section 12.1 have not been satisfied or waived by 120 days after the Confirmation Date, then (i) the Confirmation Order shall be vacated, (ii) no distributions under the Plan of Reorganization shall be made, (iii) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (iv) all of the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other entity or to prejudice in any manner the rights of the Debtors, the Creditors' Committee, or any other entity in any further proceedings involving the Debtors.

      SECTION 13. RETENTION OF JURISDICTION

            On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, and related to the Reorganization Cases for, among other things, the following purposes:

            (a) To hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

            (b) To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date.

            (c) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein.

            (d) To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, Administrative Expense Claim, or Equity Interest.

            (e) To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated.

            (f) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan of Reorganization, the Confirmation Order, or any other order of the Bankruptcy Court.

            (g) To hear and determine any application to modify the Plan of Reorganization in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan of Reorganization, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof.

            (h) To hear and determine all applications under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date.

            (i) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan of Reorganization, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing.

            (j) To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan of Reorganization or to maintain the integrity of the Plan of Reorganization following consummation.

            (k) To determine such other matters and for such other purposes as may be provided in the Confirmation Order.

            (l) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code, (including the expedited determination of tax under section 505(b) of the Bankruptcy Code).

            (m) To hear and determine any other matters related to the Plan of Reorganization and not inconsistent with the Bankruptcy Code and title 28 of the United States Code.

            (n) To determine any other matters that may arise in connection with or are related to the Plan of Reorganization, the Disclosure Statement, the Confirmation Order any of the Plan Documents, or any other contract, instrument, release or other agreement or document related to the Plan of Reorganization, the Disclosure Statement or the Plan Supplement.

            (o) To enter a final decree closing the Reorganization Cases.

            (p) To recover all assets of the Debtors and property of the Debtors' estates, wherever located.

            (q) To hear and determine any rights, claims or causes of action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory.

      SECTION 14. MISCELLANEOUS PROVISIONS

            14.1. EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS.

            Each of the officers of New Loral, New FSS, New SS/L and the other Reorganized Debtors is authorized, in accordance with his or her authority under the resolutions of the applicable Board of Directors, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan of Reorganization.

            14.2. CORPORATE ACTION.

            On the Effective Date, all matters provided for under the Plan of Reorganization that would otherwise require approval of the stockholders or directors of one or more of the Debtors or Reorganized Debtors, including, without limitation, the authorization to issue or cause to be issued the New Loral Common Stock, the New FSS Notes, the Subscription Rights, or the Additional New FSS Notes, the issuance of the New Loral Common Stock, the New FSS Notes, the Subscription Rights and the Additional New FSS Notes, the New Management Stock Plan, the effectiveness of the New Loral Certificate of Incorporation and the New Loral Bylaws, the effectiveness of the Reorganized Subsidiary Debtors' Certificates of Incorporation and Reorganized Subsidiary Debtors' Bylaws, all Restructuring Transactions to be effectuated pursuant to the Plan of Reorganization, the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors, including New Loral, pursuant to the Plan of Reorganization and the authorization and approval of the New Loral Employment Contracts, and the qualification, of each of New Loral, New FSS and New SS/L as a foreign corporation wherever the conduct of business by such entities requires such qualification shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors or the Reorganized Debtors are incorporated, without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtors. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtors, including New Loral, shall, if required, file their amended certificates of incorporation with the Secretary of State of the state in which each such entity is (or will be) organized, in accordance with the applicable general business law of each such jurisdiction.

            14.3. COMPLIANCE WITH TAX REQUIREMENTS.

            In connection with the Plan of Reorganization, and in accordance with Section 6.6(b) of the Plan of Reorganization, the Debtors will comply with all withholding and reporting requirements imposed by federal, state, and local taxing authorities, and all distributions hereunder shall be subject to such withholding and reporting requirements.

            14.4. EXEMPTION FROM TRANSFER TAXES.

            Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan of Reorganization, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan of Reorganization, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan of Reorganization, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax. All sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Commencement Date through and including the Effective Date, including, without limitation, the transfers effectuated under the Plan of Reorganization, the sale by the Debtors of owned property pursuant to section 363(b) of the Bankruptcy Code, and the assumption, assignment, and sale by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan of Reorganization and, thus, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

            14.5. EXPEDITED TAX DETERMINATION.

            The Reorganized Debtors may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Debtors for any and all taxable periods ending after the Commencement Date through, and including, the Effective Date.

            14.6. PAYMENT OF STATUTORY FEES.

            On the Effective Date, and thereafter as may be required, the Debtors shall pay all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

            14.7. DISSOLUTION OF STATUTORY COMMITTEE OF UNSECURED CREDITORS.

            Effective thirty (30) days after the Effective Date if no appeal of the Confirmation Order is then pending, the Creditors' Committee shall dissolve with respect to the Debtors and its members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to the Reorganization Cases; provided, however, that the Creditors' Committee and its professionals shall be retained with respect to (i) applications filed pursuant to sections 330 and 331 of the Bankruptcy Code and (ii) motions seeking the enforcement of the provisions of the Plan of Reorganization and the transactions contemplated hereunder or the Confirmation Order.

            14.8. INDENTURE TRUSTEE AS CLAIM HOLDER.

            Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtors shall recognize proofs of claim timely filed by any Indenture Trustee in respect of any Note Claims. Accordingly, any Claim, proof of which is filed by the registered or beneficial holder of a Claim, may be disallowed as duplicative of the Claim of the applicable Indenture Trustee, without any further action of the Bankruptcy Court.

            14.9. PLAN SUPPLEMENT.

            A draft form of the Plan Documents to be entered into as of the Effective Date and any other appropriate documents shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court no later than ten (10) days prior to the last date by which holders of impaired Claims may vote to accept or reject the Plan of Reorganization. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Documents to be included in the Plan Supplement will be posted at www.bsillc.com as they become available, but no later than five (5) days prior to the last date by which votes to accept or reject the Plan of Reorganization must be received.

            14.10. SUBSTANTIAL CONSUMMATION.

            On the Effective Date, the Plan of Reorganization shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

            14.11. AMENDMENTS.

            (a) Plan of Reorganization Modifications. The Plan of Reorganization may be amended, modified, or supplemented by the Debtors or the Reorganized Debtors, subject to the consent of the Creditors' Committee, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct. After the Confirmation Date, so long as such action does not materially adversely affect the treatment of holders of Claims or Equity Interests under the Plan of Reorganization, the Debtors or the Reorganized Debtors, subject to the consent of the Creditors' Committee, may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan of Reorganization or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan of Reorganization.

            (b) Other Amendments. Prior to the Effective Date, the Debtors, subject to the consent of the Creditors' Committee, may make appropriate technical adjustments and modifications to the Plan of Reorganization without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.

            14.12. SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE.

            As of and subject to the occurrence of the Confirmation Date: (i) the Debtors shall be deemed to have solicited acceptances of the Plan of Reorganization in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, section 1125(a) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation and
(ii) the Debtors, the members of the Creditors' Committee, and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan of Reorganization, and therefore are not, and on account of such offer, issuance, and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan of Reorganization or the offer and issuance of any securities under the Plan of Reorganization.

            14.13. REVOCATION OR WITHDRAWAL OF THE PLAN OF REORGANIZATION.

            The Debtors reserve the right to revoke or withdraw the Plan of Reorganization prior to the Effective Date. If the Debtors take such action, the Plan of Reorganization shall be deemed null and void. In such event, nothing contained in the Plan of Reorganization shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

            14.14. SEVERABILITY.

            If, prior to the entry of the Confirmation Order, any term or provision of the Plan of Reorganization is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, subject to the consent of the Creditors' Committee, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, unless agreed otherwise between the Debtors and the Creditors' Committee, the remainder of the terms and provisions of the Plan of Reorganization will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan of Reorganization, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

            14.15. GOVERNING LAW.

            Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto or a schedule or document in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan of Reorganization shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

            14.16. BINDING EFFECT.

            The Plan of Reorganization shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

            14.17. EXHIBITS/SCHEDULES.

            All exhibits and schedules to the Plan of Reorganization, including the Plan Supplement, are incorporated into and are a part of the Plan of Reorganization as if set forth in full herein.

            14.18. NOTICES.

            All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                           Loral Space & Communications Ltd.
                           c/o Loral SpaceCom Corporation
                           600 Third Avenue
                           New York, New York 10016
                           Attn:  Avi Katz, Esq.
                           Vice President, General Counsel and Secretary
                           Telephone: (212) 697-1105
                           Facsimile: (212) 338-5320

                                    - and -

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Attn:  Stephen Karotkin, Esq.
                                  Lori R. Fife, Esq.
                                  Shai Y. Waisman, Esq.
                           Telephone: (212) 310-8000
                           Facsimile: (212) 310-8007

                                    - and -

                           Akin Gump Strauss Hauer & Feld LLP
                           590 Madison Avenue, 22nd Floor
                           New York, New York 10022
                           Attn:  Daniel H. Golden, Esq.
                                  David H. Botter, Esq.
                           Telephone: (212) 872-1000
                           Facsimile: (212) 872-1002

            14.19. TIME.

            In computing any period of time prescribed or allowed by the Plan of Reorganization, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

            14.20. SECTION HEADINGS.

            The section headings contained in the Plan of Reorganization are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan of Reorganization.

Dated: October 22, 2004
       New York, New York

                           Respectfully submitted,

                           LORAL SPACE & COMMUNICATIONS LTD.

                                By: /s/ Richard J. Townsend
                                    ----------------------------------------
                                    Name: Richard J. Townsend
                                    Title: Executive Vice President, Chief
                                           Financial Officer

                           LORAL SPACECOM CORPORATION
                           LORAL SPACE & COMMUNICATIONS CORPORATION
                           LORAL SATELLITE, INC.
                           SPACE SYSTEMS/LORAL, INC.
                           LORAL COMMUNICATIONS SERVICES, INC.
                           LORAL GROUND SERVICES, L.L.C.
                           LORAL ORION, INC.
                           LORAL CYBERSTAR GLOBAL SERVICES, INC.
                           LORAL CYBERSTAR GMBH
                           LORAL CYBERSTAR JAPAN, INC.
                           LORAL CYBERSTAR SERVICES, INC.
                           LORAL CYBERSTAR HOLDINGS, L.L.C.
                           LORAL CYBERSTAR INTERNATIONAL, INC.
                           LORAL ASIA PACIFIC SATELLITE (HK) LIMITED
                           SS/L EXPORT CORPORATION
                           CYBERSTAR, L.P.
                           CYBERSTAR, L.L.C.
                           LORAL SKYNET NETWORK SERVICES, INC.
                           LORAL LICENSING LTD.

                           BY: LORAL SPACE & COMMUNICATIONS LTD., as agent and attorney-in-fact for each of the foregoing entities

                                By: /s/ Richard J. Townsend
                                    ------------------------------------------
                                    Name: Richard J. Townsend
                                    Title: Executive Vice President, Chief
                                           Financial Officer

                                 SCHEDULE A(1)

1.  Loral SpaceCom Corporation
             [Skynet]
2.  Loral Space & Communications Ltd.
3.  Loral Space & Communications Corporation
4.  Loral Satellite, Inc.
5.  Space Systems/Loral, Inc.
6.  Loral Communications Services, Inc.
             [CyberStar Licensee, Inc.]
7.  Loral Ground Services, L.L.C.
8.  Loral Orion, Inc.
             [Loral CyberStar, Inc.]
             [Loral Orion Services, Inc.]
             [Loral Orion Network Systems, Inc.]
             [Orion Network Systems, Inc.]
9.  Loral CyberStar Global Services, Inc.
             [Loral Global Services, Inc.]
10. Loral Cyberstar GmbH
             [Loral Orion - Europe GmbH]
             [Orion Network Systems - Europe GmbH]
             [Teleport Europe GmbH]
11. Loral CyberStar Japan, Inc.
             [Loral Orion Japan, Inc.]
12. Loral CyberStar Services, Inc.
13. Loral CyberStar Holdings, L.L.C.
14. Loral CyberStar International, Inc.
             [Atlantic Europe, Inc.]
15. Loral Asia Pacific Satellite (HK) Limited
16. SS/L Export Corporation
17. CyberStar, L.P.
18. CyberStar, L.L.C.
19. Loral Skynet Network Services, Inc.
             [Loral CyberStar Data Services Corporation]
             [Loral CyberStar, Inc.]
20. Loral Licensing Ltd.
             [Loral Orion Holdings Ltd.]

------------------------
(1) Other names, if any, used by the Debtors in last 6 years appear in brackets.

                                  SCHEDULE 8.1

              SCHEDULE OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED PURSUANT TO THE PLAN OF REORGANIZATION

Inclusion of any contract or lease included herein is not an admission that such contract or lease is an executory contract or unexpired lease. The Debtors hereby reserve their rights to assert that any of the contracts or leases on this Schedule 8.1 are not executory contracts or unexpired leases.

DESCRIPTION OF                                                              CONTACT
   AGREEMENT           CONTRACTING PARTY         EFFECTIVE DATE           INFORMATION
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------